EXHIBIT 10.6

BLOCKBUSTER INVESTMENT PLAN

(Amended and Restated effective January 1, 2006)

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2.22	“Employer”	4

2.23	“ERISA”	4

2.24	“Former Participant”	5

2.25	“Fund”	5

2.26	“Highly Compensated Participant”	5

2.27	“Hour of Service”	6

2.28	“IRS”	6

2.29	“Leased Employee”	6

2.30	“Matchable Contributions”	6

2.31	“Matching Employer Contributions”	6

2.32	“Merged Plan”	6

2.33	“Parental Leave”	6

2.34	“Movie Brands Plan”	6

2.35	“Participant”	6

2.36	“Payroll Period”	6

2.37	“Plan”	7

2.38	“Plan Year”	7

2.39	“Predecessor Plan(s)”	7

2.40	“Retirement/Investments Committee”	7

2.41	“Rollover Contributions”	7

2.42	“Salary Reduction Contributions”	7

2.43	“Service”	7

2.44	“Severance Date”	7

2.45	“Temporary Employee”	7

2.46	“Trust Agreement”	7

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2.47	“Trustee”	7

2.48	“Unmatched Contributions”	7

2.49	“Valuation Date”	7

2.50	“Viacom”	7

2.51	“Viacom Stock”	7

2.52	“Viacom Class A Stock Fund”	8

2.53	“Viacom Class B Stock Fund”	8

2.54	“VIP”	8

2.55	“Vesting Service”	8

2.56	“Year of Eligibility Service”	8

2.57	“Year of Vesting Service”	8

ARTICLE III	ELIGIBILITY FOR PARTICIPATION	9

3.1	Eligibility	9

3.2	Method of Becoming a Participant	9

3.3	Reemployed Participants	10

3.4	Events Affecting Participation	10

3.5	Military Service	10

ARTICLE IV	SERVICE	11

4.1	Credited Service	11

4.2	Year of Eligibility Service	11

4.3	Year of Vesting Service	12

4.4	Additional Service Credit	13

ARTICLE V	CONTRIBUTIONS	14

5.1	Matchable Contributions	14

5.2	Unmatched Contributions	14

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5.3	Election of Salary Reduction Contributions	15

5.4	Change in Amount or Form of Contributions	15

5.5	Suspension of Contributions	15

5.6	Cessation of Contributions	15

5.7	Matching Employer Contributions	15

5.8	Remittance of Contributions to Trustee	16

5.9	Remittance of Matching Employer Contributions to Trustee	16

5.10	Refund of Matching Employer Contributions	16

5.11	Correction of Administrative Errors	16

5.12	Rollover Contributions	17

5.13	Limitation on Contributions	18

5.14	Safe Harbor Notice	19

ARTICLE VI	PARTICIPANT ACCOUNTS	20

6.1	Valuation of Assets	20

6.2	Credits to Participant Accounts	20

6.3	Debits to Participant Accounts	20

6.4	Statement of Participant Accounts	20

ARTICLE VII	INVESTMENT OF CONTRIBUTIONS	21

7.1	Investment of Salary Reduction Contributions and Rollover Contributions	21

7.2	Investment of Matching Employer Contributions	21

7.3	Change in Investment Election for Current Contributions	21

7.4	Change in Investment Election for Prior Contributions	21

7.5	Fiduciary Responsibility for Investments	21

7.6	Trading Restrictions	21

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ARTICLE VIII	WITHDRAWALS DURING EMPLOYMENT	23

8.1	Withdrawals of Salary Reduction Contributions, After-Tax Contributions, Matching Employer Contributions, Transferred Amounts, and Rollover Contributions; Frequency of Withdrawals	23

8.2	Withdrawal Procedures	26

8.3	Funds to be Charged with Withdrawal	27

ARTICLE IX	PARTICIPANT LOANS	28

9.1	Loan Subaccounts	28

9.2	Eligibility for Loans	28

9.3	Availability of Loans	28

9.4	Amount of Loan	28

9.5	Terms of Loan	29

9.6	Distribution and Repayment of Loan	30

9.7	Events of Default and Action Upon Default	30

9.8	Military Service	31

ARTICLE X	VESTING AND TERMINATION OF EMPLOYMENT	32

10.1	Matchable, Unmatched and Rollover Contributions	32

10.2	Matching Employer Contributions	32

10.3	Forfeitures	32

10.4	Lost Participants or Beneficiaries	33

ARTICLE XI	PAYMENT OF ACCOUNTS OTHER THAN WITHDRAWALS	34

11.1	Right to Payment	34

11.2	Forms of Payment	34

11.3	Stock Election	34

11.4	Timing of Payment	35

11.5	Valuation and Payment Procedures for Lump Sum Payments	35

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11.6	Valuation and Payment Procedures for Installment Payments	36

11.7	Time of Payment	37

11.8	Minimum Distribution Requirements	37

11.9	Direct Rollover Distributions	38

ARTICLE XII	ADMINISTRATION OF THE BIP	40

12.1	Appointment of Retirement/Investments Committee	40

12.2	Retirement/Investments Committee Discretion, Powers and Duties	40

12.3	Claims Procedure	42

12.4	Claims Review Relating to Disability	42

12.5	Retirement/Investments Committee Procedures	43

12.6	Authorization of Payments	43

12.7	Expenses	43

12.8	Indemnity	44

12.9	Reliance on Reports and Certificates	44

ARTICLE XIII	AMENDMENT AND TERMINATION	45

13.1	Right to Amend or Terminate	45

13.2	Complete or Partial Termination	45

13.3	Distribution of Funds Upon Termination of the BIP	46

ARTICLE XIV	GENERAL PROVISIONS	47

14.1	Employment Relationships	47

14.2	Non-Alienation	47

14.3	Qualified Domestic Relations Order	47

14.4	Exclusive Benefit of Employees	47

14.5	Merger, Consolidation or Transfer of Assets or Liabilities	47

14.6	Appointments of Trustee	48

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14.7	Voting Rights	48

14.8	Tender Rights	49

14.9	Payments to Minors and Incompetents	50

14.10	Employee’s Records	50

14.11	Titles and Headings	50

14.12	Notices	50

14.13	Use of Masculine and Feminine; Singular and Plural	51

14.14	Governing Law	51

ARTICLE XV	ANNUAL ADDITION LIMITATIONS	52

15.1	Limitation on Annual Additions	52

ARTICLE XVI	TOP-HEAVY PLAN	53

16.1	General Rule	53

16.2	Top-Heavy Plan	53

16.3	Definitions	53

16.4	Requirements Applicable if BIP is Top-Heavy	54

APPENDIX A	INVESTMENT FUNDS AS OF JANUARY 1, 2006	58

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ARTICLE I

PREAMBLE

The Blockbuster Investment Plan (the “BIP” or the “Plan”) originally effective as of May 1, 1999, is hereby amended and restated in its entirety, as of January 1, 2006, except as otherwise provided. This Plan received a spin-off of assets and liabilities from the Viacom Investment Plan (the “VIP”) effective as of May 1, 1999. The spun-off assets and liabilities included assets and liabilities from the Blockbuster Entertainment Retirement and Savings Plan (the “Merged Plan”), which was merged into the VIP effective December 31, 1995.

The Plan, as amended and restated hereby, is intended to qualify as a profit sharing plan under Section 401(a) of the Internal Revenue Code (the “Code”), and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. Furthermore, the Plan is intended to comply with the requirements of a “safe harbor” 401(k) plan, as set forth in Sections 401(k)(12) and 401(m)(11) of the Code, Internal Revenue Service (“IRS”) Notices 98-52 and 2000-3 and subsequent IRS guidance issued thereunder.

Since the last amendment and restatement of the Plan effective February 28, 2002, the Movie Brands 401(k) Profit Sharing Plan & Trust (the “Movie Brands Plan”) has been merged into the Plan. The Movie Brands Plan and those plans merged into the Plan prior to February 28, 2002 shall be referred to as “Predecessor Plans” for purposes of this Plan.

It is the intention of the Company that the Plan and its Trust shall meet the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and of the Code and shall be qualified and exempt under Sections 401(a) and 501(a) of the Code, and shall qualify as a profit sharing plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code. This restatement of the Plan, effective January 1, 2006, except as otherwise noted in the Plan, required by law, or as adopted in separate Company action, includes all amendments to the amended and restated Plan made through December 31, 2005.

The rights of any Employee (as defined below) or former Employee whose employment terminated prior to the effective date of any amendment and the rights of the beneficiary of such Employee or former Employee shall be governed by the terms of the Plan (including any merged-in or Predecessor Plans) as in effect at the time of such termination of employment, except in the event such Employee is rehired and except as otherwise specifically provided herein, or as required by law

ARTICLE II

DEFINITIONS

2.1 “Accounting Period” shall mean the period of four or five consecutive calendar weeks in a calendar month used by each Employer in the maintenance of Participant and Employer Accounts.

2.2 “Account(s)” shall mean with respect to any Participant the separate accounts maintained by the Retirement/Investments Committee with respect to which are allocated to the appropriate separate account Salary Reduction Contributions, After-Tax Contributions, Rollover Contributions, Matching Employer Contributions, and any other contributions or direct transfers made to the BIP on behalf of any Participant or Beneficiary.

2.3 “Administrator” shall mean the Retirement/Investments Committee which shall be the named fiduciary of the Plan within the meaning of Section 402(a)(2) of ERISA.

2.4 “Affiliated Company” shall mean any corporation or other entity that is required to be aggregated with the Company pursuant to Sections 414(b), (c), (m), or (o) of the Code, but only to the extent so required.

2.5 “After-Tax Contributions” shall mean those contributions made by Participants that are included in each Participant’s income for Federal income and Social Security tax purposes and are subject to the limitations of Article XV. Effective for all Plan Years beginning on and after January 1, 2001, Participants shall not be permitted to make After-Tax Contributions to the BIP.

2.6 “Annual Addition” shall mean for any Plan Year, Salary Reduction Contributions, Matching Employer Contributions, additional Employer contributions pursuant to Paragraph 5.11 (which shall be treated as Annual Additions only to the extent and for the Plan Year (limitation year) required by regulations or other guidance issued pursuant to Code Section 415), forfeitures, if any, allocated to a Participant’s Accounts and any other amounts required to be included by law.

2.7 “Beneficiary” shall mean the person designated by the Participant to receive any death benefits payable hereunder. Each Participant has the right, from time to time, to change any designation of Beneficiary. A designation or change of Beneficiary must be in such format as is required by the Retirement/Investments Committee from time to time, and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the Retirement/Investments Committee whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the Participant’s last designation and prior to the time such change was received by the Retirement/Investments Committee. Notwithstanding the above, in the case of any Participant who is married on the date of the Participant’s death, the Participant’s spouse as of his date of death shall be the Participant’s Beneficiary unless the Participant shall have consented to a different Beneficiary on prescribed forms and before either a notary public or an individual designated by the Committee. In the absence of an effective designation or if a named Beneficiary shall have died, any death benefits payable hereunder on behalf of the Participant shall be distributed to the first of the following classes of successive preference beneficiaries:

(1) the Participant’s surviving spouse;

(2) the Participant’s surviving children;

(3) the Participant’s surviving parents;

(4) the Participant’s surviving brothers and sisters;

(5) the estate of the person last receiving benefits hereunder.

Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code) relating to a Participant’s benefits under the Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

2.8 “BIP” shall have the meaning set forth in the Preamble.

2.9 “Blockbuster” shall mean Blockbuster Inc., a Delaware corporation.

2.10 “Blockbuster Class A Stock Fund” shall mean the fund relating to the Plan consisting of Blockbuster class A common stock, par value $0.01 per share.

2.11 “Blockbuster Class B Stock Fund” shall mean the fund relating to the Plan consisting of Blockbuster class B common stock, par value $0.01 per share

2.12 “Board” shall mean the Board of Directors of the Company.

2.13 “Break in Service” shall mean a period of severance from service as determined in accordance with Paragraph 2.44, Paragraph 4.2 and Paragraph 4.3. For purposes of applying Paragraph 3.3 to any Part-Time Employee, a one year Break in Service shall occur if such Employee completes less than 501 Hours of Service in one of the computation periods described in Paragraph 4.2(b) (subject to any special rules to the contrary, including any applicable rules with respect to Parental Leave or Family and Medical Leave).

2.14 “Code” shall have the meaning set forth in the Preamble.

2.15 “Company” shall mean Blockbuster.

2.16 “Company Stock” shall mean Blockbuster class A common stock, par value $0.01 per share and Blockbuster class B common stock, par value $0.01 per share.

2.17 “Compensation” shall mean a Participant’s base pay for services rendered to the Employer paid during a Payroll Period, including all pre-tax elective contributions made on behalf of a Participant either to a “qualified cash or deferred arrangement” (as defined under Section 401(k) of the Code and applicable regulations), a “cafeteria plan” (as defined under Code Section 125 and applicable regulations), or, effective January 1, 2002, a “qualified transportation fringe” (as defined under Code Section 132(f) and applicable regulations) maintained by an Employer, plus all overtime pay, annual cash performance bonuses under any Company short-term cash bonus plan sponsored by an Employer, commissions, hazard pay and shift differential pay, but excluding (i) other deferred compensation and (ii) additional compensation of every other kind, including cash bonuses under a Company long-term performance plan, if any. For Participants who are eligible for the Company’s Excess Investment Plan, Compensation shall exclude cash performance bonuses under any Company’s short-term bonus plan and certain other comparable cash bonus plans sponsored by the Company or an Employer. The total amount of a Participant’s Compensation taken into account for any Plan Year beginning on or after January 1, 2002 shall not exceed $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code and the regulations and other guidance issued thereunder. If any Plan Year consists of fewer than twelve months, the Section 401(a)(17) limitation will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve.

2.18 “Disability” shall mean a permanent and total disability that would qualify an Employee for benefits under the provisions of the long-term disability plan sponsored by, or participated in, by the Employee’s Employer. The determination of whether a Participant has incurred a Disability for purposes of the BIP shall be made by the Retirement/Investments Committee.

2.19 “Earnings” shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2))) and all other payments of compensation to a Participant by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2). Earnings in the preceding sentence shall be increased by the Participant’s pre-tax elective deferrals under any plans maintained by the Employer under Sections 401(k), 125 and 132(f) of the Code.

2.20 “Eligibility Service” shall mean an Employee’s Service, as determined under Paragraph 4.2.

2.21 “Employee” shall mean an employee of the Company or an Affiliated Company. A “Full-Time Employee” means any Employee who is classified in the Employer’s employment records as a full-time employee. A “Part-Time Employee” means any Employee who is classified in the Employer’s employment records as a part-time employee. Notwithstanding the foregoing, the term “Employee” shall exclude Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

2.22 “Employer” shall include the Company and any Affiliated Company participating in the Plan as provided below. When used in reference to Matching Employer Contributions for a Participant, the term “Employer” will refer to the Employer employing such Participant. When used in reference to the collective obligations of all Employers in the group, the obligation of each Employer will be proportionate to the contributions of or on behalf of its Participants to the BIP.

If any entity is now or becomes an Affiliated Company of an Employer, including the Company, the Retirement/Investments Committee may include the employees of that entity in the membership of the Plan upon appropriate action by that entity necessary to adopt the Plan. In that event, or if any persons become Employees of an Employer as the result of a merger or consolidation or as the result of the acquisition of all or part of the assets or business of another entity, the Retirement/Investments Committee shall determine to what extent, if any, credit shall be granted for previous service with the other entity, subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code. The Retirement/Investments Committee may exclude the employees of any division of an Employer from membership in the Plan.

2.23 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.24 “Former Participant” shall mean a person whose active participation in the BIP shall have terminated by reason of death, Disability, retirement, transfer to an Affiliated Company or other affiliated entity that is not an Employer, termination of employment, or any other reason, but who still has an Account in the BIP.

2.25 “Fund” shall mean the trust fund established for the purpose of receiving contributions, and paying distributions, under this Plan. A Trustee shall be appointed by the Retirement/Investments Committee under the terms of the Trust Agreement to administer the trust fund in accordance with the terms of the Trust Agreement. All contributions under this Plan shall be paid to the Trustee and shall be held, invested and reinvested by the Trustee in accordance with the terms of the Trust Agreement. All property and funds of the trust fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Employees, as provided in the Plan, and shall be used to pay distributions to Employees or their Beneficiaries, or to pay expenses of administration of the Plan and trust fund. No Trustee shall be required to furnish any bond or security for the performance of its powers and duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory, in which event the Company shall pay the premium on any bond secured hereunder.

2.26 “Highly Compensated Participant” shall include those Employees who meet the definition of “Highly Compensated Employee” as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein. The term “Highly Compensated Participant” includes “Highly Compensated Active Employees” and “Highly Compensated Former Employees” and shall be determined as follows:

(a) “Highly Compensated Active Employee” means an Employee described in Code Section 414(q) and the regulations thereunder, who performs services for the Company or an Affiliated Company during the Plan Year and who is in one or more of the following groups:

(i) Employees who at any time during the Determination Year (which shall be the Plan Year) or the Look-Back Year (which shall be the twelve-month period preceding the Plan Year) were owners (as defined in Code Section 318) of more than five percent of the outstanding stock of the Company or an Affiliated Company, or stock possessing more than five percent of the total combined voting power of all stock of the Company and its Affiliated Companies.

(ii) Employees who received Compensation during the Look-Back Year in excess of $85,000 for Plan Years beginning on and after January 1, 2002 (adjusted for increases in the cost of living at the same time and in the same manner permitted under Code Section 415(d)).

(b) The determination of the “Highly Compensated Participants” may be made by the Retirement/Investments Committee on the basis of the “top-paid group” election or the substantiation guidelines in accordance with such regulations, notices, or other guidance issued under Section 414(q) of the Code. The Retirement/Investments Committee has elected to make the “top-paid group” election. Any subsequent change in the Retirement/Investments Committee’s election shall be reflected in an amendment to the Plan.

(c) A “Highly Compensated Former Employee” means an Employee who separated from service prior to the Determination Year, who performed no services for an Employer during the Determination Year, and who was a Highly Compensated Active Employee for either such Employee’s separation year or any Determination Year ending on or after the Employee’s 55th birthday.

(d) For purposes of determining Highly Compensated Participants, “Compensation” for a Determination Year or a Look-Back Year shall be determined in the same manner as “Earnings” in Paragraph 2.19 of the BIP.

(e) The determination of “Highly Compensated Active Employee” shall be made by the Retirement/Investments Committee on the basis of the “Top-Paid Group” election or the substantiation guidelines in accordance with such regulations, notices or other guidance issued under Code Section 414(q).

2.27 “Hour of Service” shall mean each hour credited under Paragraph 4.2.

2.28 “IRS” shall have the meaning set forth in the Preamble.

2.29 “Leased Employee” shall mean any person who provides services for an Employer under the primary direction and control of the Employer and who qualifies as a “leased employee” as defined in Section 414(n)(2) of the Code.

2.30 “Matchable Contributions” shall mean a Participant’s Salary Reduction Contributions that are made pursuant to Paragraphs 5.1 and 5.3, with respect to which Matching Employer Contributions are made.

2.31 “Matching Employer Contributions” shall mean contributions made by each Employer in accordance with Paragraph 5.7 and that are subject to the provisions of Article XV.

2.32 “Merged Plan” shall have the meaning set forth in the Preamble. Provisions applicable to Participants who were participants in the Merged Plan and the VIP are set forth in Appendix A.

2.33 “Parental Leave” shall mean, for purposes of determining Eligibility Service under Paragraph 4.2 and Vesting Service under Paragraph 4.3, a period in which the Employee is absent from work immediately following active employment because of the Employee’s pregnancy, the birth of the Employee’s child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement. Parental Leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 (as amended) solely to the extent required thereunder.

2.34 “Movie Brands Plan” shall have the meaning as set forth in the Preamble.

2.35 “Participant” shall mean an Employee who meets the eligibility requirements set forth in Article III herein and who has on file with the Company an authorization to withhold or reduce part of the Participant’s Compensation as a periodic contribution to the BIP. Such term shall, if the context shall permit, include a Former Participant.

2.36 “Payroll Period” shall mean the regular period (whether weekly or biweekly or semimonthly or otherwise) on which Compensation payments are based.

2.37 “Plan” shall have the meaning set forth in the Preamble.

2.38 “Plan Year” shall mean the twelve-month period that begins on each January 1.

2.39 “Predecessor Plan(s)” shall have the meaning set forth in the Preamble.

2.40 “Retirement/Investments Committee” shall mean the persons appointed by the Board to serve on the Retirement/Investments Committee to administer the Plan, in accordance with Article XII.

2.41 “Rollover Contributions” shall mean contributions made by Participants in accordance with Paragraph 5.12.

2.42 “Salary Reduction Contributions” shall mean pre-tax elective contributions within the meaning of Section 401(k) of the Code and the regulations thereunder made by Participants in accordance with Paragraph 5.3. Salary Reduction Contributions are subject to the provisions of Article XV.

2.43 “Service” shall have the meaning set forth in Paragraph 4.1.

2.44 “Severance Date” shall mean the earlier of the date on which an Employee resigns, retires, is discharged or dies, or the first anniversary of the date on which the Employee is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of Parental Leave or Family and Medical Leave, the Employee’s Severance Date shall be the second anniversary of the first date of such absence. A one-year period of severance shall occur if an Employee’s employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on the Employee’s Severance Date.

2.45 “Temporary Employee” shall mean an Employee of the Company or an Affiliated Company who is employed on a temporary or periodic basis where such Employee from time to time accepts, at the Employee’s discretion, job assignments having a fixed and limited duration, such as (but not limited to) special projects to cover unusual or cyclical employment needs, at potentially varying rates of compensation with each job assignment and who is classified in the Employer’s records as a “temporary employee.”

2.46 “Trust Agreement” shall mean the trust agreement by and among the Company and the Trustee, as in effect as of January 1, 2006, and as amended from time to time.

2.47 “Trustee” shall mean the Trustee acting under the Trust Agreement.

2.48 “Unmatched Contributions” shall mean Salary Reduction Contributions made by Participants in accordance with Paragraphs 5.2 and 5.3, with respect to which Matching Employer Contributions are or were not made.

2.49 “Valuation Date” shall mean any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

2.50 “Viacom” shall mean Viacom Inc., a Delaware corporation.

2.51 “Viacom Stock” shall mean Viacom class A common stock, par value $0.01 per share and Viacom class B common stock, par value $0.01 per share.

2.52 “Viacom Class A Stock Fund” shall mean the fund relating to the Plan consisting of Viacom class A common stock, par value $0.01 per share.

2.53 “Viacom Class B Stock Fund” shall mean the fund relating to the Plan consisting of Viacom class B common stock, par value $0.01 per share.

2.54 “VIP” shall have the meaning set forth in the Preamble.

2.55 “Vesting Service” shall mean an Employee’s service, as determined under Paragraph 4.3.

2.56 “Year of Eligibility Service” shall mean the period of Service as defined in Paragraph 4.2 that is used in determining an Employee’s eligibility to participate in the BIP.

2.57 “Year of Vesting Service” shall mean the period of Service, as defined in Paragraph 4.3, which is used in determining an Employee’s nonforfeitable right to Matching Employer Contributions.

ARTICLE III

ELIGIBILITY FOR PARTICIPATION

3.1 Eligibility.

(a) Each Employee of an Employer will be eligible to become a Participant on the first day of the month following the month in which the Employee attains age 21 and completes one Year of Eligibility Service, provided that the Employee is employed by an Employer at such time and the Employee satisfies the requirements of Paragraph 3.2.

(b) Notwithstanding the foregoing, the following persons are not eligible to participate under the BIP without regard to any decision of the IRS or any other governmental agency regarding the employment status or classification of such persons: (i) Temporary Employees; (ii) Employees who work for an Affiliated Company that does not participate in the BIP, including any employee of a foreign affiliate who is a United States citizen, unless specifically determined by the Retirement/Investments Committee to be eligible for participation in the BIP; (iii) any Employee who is a non-resident alien of the United States for federal tax purposes and who receives no earned income from the Employer that constitutes income from sources within the United States; (iv) any Employee included in a group determined by the Retirement/Investments Committee in writing not to be eligible for participation in the BIP; (v) any Employee included in a classification of employees whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement, unless the terms of the collective bargaining agreement provide for eligibility for participation in the BIP; (vi) a Leased Employee; (vii) any other individual who performs services for an Employer but who does not receive payment for services directly from the Company’s U.S. based payroll, such as employees of employment agencies that are not an Affiliated Company and other persons who perform services for the Company but who are not Company employees; and (viii) persons whose services are rendered pursuant to written arrangements that expressly recite that the service provider is not eligible for participation in the Plan.

It is expressly intended that individuals not treated as common law employees by an Employer on their payroll records are to be excluded from Plan participation even if a court or administrative agency later determines that such individuals are common law employees of an Employer and not independent contractors.

(c) The preceding notwithstanding, any Full-Time Employee or Part-Time Employee who has satisfied the applicable service requirements prior to commencing employment with the Employer by reason of prior service credited under Paragraph 4.1 will be eligible to become a Participant on the first day of the Employee’s employment with the Employer.

3.2 Method of Becoming a Participant. An eligible Employee may become a Participant (or resume participation in accordance with the Plan) by making written, telephonic or electronic application to participate in the BIP under the appropriate procedures prescribed by the Retirement/Investments Committee. An Employee’s participation will become effective as soon as is administratively practical following the date such election is received by the Retirement/Investments Committee.

3.3 Reemployed Participants. An Employee who was a Participant in the BIP or who satisfied the requirements of Paragraph 3.1 but did not enroll under Paragraph 3.2 and whose employment with an Employer has terminated but who subsequently is reemployed shall again become a Participant or eligible to become a Participant on the first date on which the Employee is reemployed by an Employer, satisfies the requirements of Paragraph 3.2 and, if such Employee is a Part-Time Employee, completes an Hour of Service. A Part-Time Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, after a one-year Break in Service, be treated as a newly-hired Employee upon reemployment by an Employer. A Part-Time Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, if the Employee is rehired before the end of a one-year Break in Service, be eligible to become a Participant in accordance with Paragraphs 3.1 and 3.2, with such person’s Hours of Service being measured from the original date of hire. If a Full-Time Employee’s employment with an Employer is severed prior to the completion of a Year of Eligibility Service but the Employee is reemployed within 12 months following the earlier to occur of (i) such person’s Severance Date or (ii) the first day of any leave of absence immediately preceding the Severance Date that does not in and of itself result in a Severance, the period of severance shall also constitute Eligibility Service. If, however, a Full-Time Employee is not reemployed within the 12 month period described in the preceding sentence, the Employee will be treated as a newly hired employee upon reemployment. In all such cases, Eligibility Service for periods after reemployment shall be determined in accordance with the provisions of the Plan in effect during such reemployment.

3.4 Events Affecting Participation. If a Participant is transferred to employment with an Affiliated Company, or any other business affiliated with the Company that is not participating in the BIP, or is transferred to a classification of employment with the Company or an Affiliated Company that makes the Participant ineligible to participate, the Participant’s active participation under the BIP shall be suspended. During the period of the Participant’s employment in such ineligible position, the Participant shall not be eligible to have amounts deferred, contributed or allocated to the Participant’s Account under Paragraphs 5.1, 5.2, or 5.7.

3.5 Military Service. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

ARTICLE IV

SERVICE

4.1 Credited Service. Except as otherwise provided, Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on or after the date of affiliation unless determined otherwise by the Retirement/Investments Committee), and any predecessor entity of an Employer, or a corporation or other entity merged, consolidated or liquidated into the Employer or a predecessor of the Employer, or a corporation or other entity, substantially all of the assets of which have been acquired by the Employer, if the Employer maintains a plan of such a predecessor entity or entity whose assets were acquired. If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.

Periods recognized in the following plans on behalf of a Participant shall be recognized as Eligibility Service and as Vesting Service, as appropriate, under the BIP for such Participant: the VIP and the Movie Brands Plan. In addition, Employees of American Satellite and Video, Inc. who are hired by Game Brands Inc. as of the date of the acquisition shall be credited for their prior service with American Satellite and Video, Inc. for purposes of eligibility to participate in the Plan.

4.2 Year of Eligibility Service.

(a) Full-Time Employees: A Full-Time Employee’s Eligibility Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Eligibility Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee’s Severance Date. Eligibility Service shall include, by way of illustration but not by way of limitation, the following periods:

(i) Any leave of absence from employment that is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

(ii) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Paragraph 4.1 within the period the Employee’s reemployment rights are protected by law.

(b) Part-Time Employees: A Part-Time Employee shall complete a Year of Eligibility Service if the Employee completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the Part-Time Employee commences employment or re-employment with the Company or an Affiliated Company or during any twelve consecutive month period preceding the first day of each month thereafter. No Eligibility Service is counted for any computation period in which an Employee completes less than 1,000 Hours of Service. An “Hour of Service” means, with respect to any applicable computation period, the number of hours recorded on the Employee’s time sheets or other records used by the Employer to record an Employee’s time for which the Employee is directly or indirectly compensated by an Employer or the number of hours for which the Employee is directly or indirectly compensated by an Affiliated Company, an other affiliated entity or a Predecessor Company if such Predecessor Company maintained a qualified plan which is continued by an Employer, but only if such service with an Affiliated or Predecessor Company or other affiliated entity otherwise meets the requirements of this paragraph and only to the extent the Retirement/Investments Committee so determines, consistent with regulations adopted by the Secretary of the Treasury; provided that seven hours shall be credited for each calendar day that is a scheduled workday for the Employer, Affiliated Company, Predecessor Company or other affiliated entity, up to a total of 501 Hours of Service on account of any single continuous period during which the Employee performs no duties and for which the Employee is on:

(i) a paid leave approved by the Employer, including a personal leave of absence, vacation leave, sick leave or disability leave approved by the Employer, provided the Employee returns to Employment upon the expiration of such leave,

(ii) paid jury duty, or

(iii) Any period of military service in the Armed Forces of the United States required to be credited by law:

The term Hour of Service shall also include each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed by an Employer. Such Hours of Service shall be credited to the Employee for the Plan Year or Years to which the award pertains.

Hours of Service as defined above shall be computed and credited in accordance with paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor Regulations.

4.3 Year of Vesting Service.

A Full-Time or Part-Time Employee’s Vesting Service shall be measured in years and days (with each consecutive 365 days of Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee’s Severance Date. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:

(a) Any leave of absence from employment that is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

(b) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Paragraph 4.1 within the period the Employee’s reemployment rights are protected by law.

All Years of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee’s employment with an Employer is severed but the Employee is reemployed within 12 months following the earlier to occur of (i) the Employee’s Severance Date or (ii) the first day of any leave of absence immediately preceding the Severance Date that does not in and of itself result in a Severance, the period of severance shall constitute Vesting Service.

4.4 Additional Service Credit.

The Retirement/Investments Committee may provide additional credit for purposes of determining Eligibility Service or Vesting Service for periods not required to be credited under this Article IV. Any determination to provide additional credit made by the Retirement/Investments Committee under this Paragraph 4.4 shall be made in (i) writing; (ii) a non-discriminatory manner; and (iii) accordance with the requirements of ERISA, the Code and all applicable rules and regulations.

ARTICLE V

CONTRIBUTIONS

5.1 Matchable Contributions.

(a) A Participant’s Matchable Contributions shall mean those contributions made by the Participant’s Employer as Salary Reduction Contributions, which may be in an amount equal to a stated whole percentage, as indicated in 5.1(b) below, of the Participant’s Compensation, subject to Paragraph 5.13.

(b) Salary Reduction Contributions and Matchable Contributions shall be determined as follows, based on whether a Participant is a Highly Compensated Participant (“HCP”) or a non-Highly Compensated Participant (“NHCP”), as determined under Paragraph 2.26:

	Salary Reduction Contribution %	Matchable Contribution
NHCP	1% to 3%	100% Matchable Contributions
	3% to 5%	50% Matchable Contributions

HCP	1% to 5%	50% Matchable Contributions

5.2 Unmatched Contributions.

(a) Regular Unmatched Contributions. A Participant’s Unmatched Contributions shall mean those contributions in excess of Matchable Contributions made by the Participant’s Employer as Salary Reduction Contributions. In no event shall the contributions made under this Paragraph 5.2(a), when added to the Participant’s Matchable Contributions made under Paragraph 5.1, exceed 75% of the Participant’s Compensation (as determined in accordance with the limits set forth in Paragraph 5.13).

(b) Catch-Up Contributions. All Participants who are eligible to make Salary Reduction Contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Catch-up contributions shall not be treated as Matchable Contributions, regardless of whether such catch-up contributions are recharacterized as regular Salary Reduction Contributions For purposes of investment, withdrawal, borrowing, and distribution of contributions, catch-up contributions shall be treated as Salary Reduction Contributions. In no event shall the catch-up contributions made under this Paragraph 5.2(b), determined without regard to the contributions made under the preceding Paragraph 5.2(a), exceed 75% of the Participant’s Compensation (as determined in accordance with the limitations set forth in Paragraph 5.13).

5.3 Election of Salary Reduction Contributions. Subject to Paragraphs 5.1 and 5.2, each Participant may authorize through written, telephonic or electronic instructions (pursuant to procedures prescribed by the Retirement/Investments Committee) the Participant’s Employer to contribute Salary Reduction Contributions to the BIP on the Participant’s behalf by payroll deduction, for each Payroll Period within an Accounting Period, that shall be designated as Matchable Contributions to the extent of the first 5% of the Participant’s Compensation and that shall be designated as Unmatched Contributions to the extent such amounts exceed 5% of the Participant’s Compensation for such Plan Year. All elections were or will be effective for the first Payroll Period next following the date of receipt of the election by the Retirement/Investments Committee.

5.4 Change in Amount or Form of Contributions. The percentage of Compensation designated by the Participant as the Participant’s Salary Reduction Contributions will continue in effect, notwithstanding any change in the Participant’s Compensation, until the Participant elects to change such percentage. A Participant, by making an election in the manner approved by the Retirement/Investments Committee (including changes made by telephonic or electronic instruction as prescribed by the Retirement/Investments Committee), may change the foregoing percentages at any time in the Plan Year, subject to the limitations herein. Any such change, including a complete suspension, will become effective as of the first Payroll Period practicable following the date such election is processed.

5.5 Suspension of Contributions. If a Participant elects to suspend the Participant’s Matchable Contributions to the BIP in accordance with Paragraph 5.4, all Matching Employer Contributions to the Participant’s Account will also be suspended.

5.6 Cessation of Contributions. Salary Reduction Contributions of a Participant will cease to be effective with the Payroll Period that ends immediately prior to or coincident with:

(a) the Participant’s transfer to an Affiliated Company that is not an Employer, in which case the Participant’s contributions shall be involuntarily suspended for the duration of the Participant’s employment with such Affiliated Company or entity; if such an Employee again becomes an eligible Employee and elects to become a Participant, the Employee must follow the procedure set forth in Paragraph 3.2;

(b) the Participant’s termination of employment for any reason including retirement, death or Disability; or

(c) the Participant’s withdrawal of amounts pursuant to Paragraph 8.1(e), but only to the extent required by such Paragraph.

5.7 Matching Employer Contributions. Unless the Retirement/Investments Committee expressly determines otherwise, during each Accounting Period, and subject to Paragraph 5.13, each Employer will contribute to the BIP an amount equal to 100% of the 100% Matchable Contributions and 50% of the 50% Matchable Contributions made during such Accounting Period on behalf of a Participant of such Employer. Such contributions shall not be limited by the current or accumulated profits of the Employer.

5.8 Remittance of Contributions to Trustee. Amounts deducted from payroll as Salary Reduction Contributions will be remitted in cash to the Trustee as soon as such contributions can reasonably be segregated from the Employer’s general assets but no later than the last day required by the Code and ERISA. Such amounts shall be credited to the Accounts of the respective Participants in accordance with such Participants’ investment elections.

5.9 Remittance of Matching Employer Contributions to Trustee. Amounts contributed by the Employer with respect to Matching Employer Contributions will be remitted in cash to the Trustee as soon as practicable after the end of a Payroll Period. Such amounts shall be credited to the Accounts of the respective Participants in accordance with such Participants’ investment elections.

5.10 Refund of Matching Employer Contributions. All Matching Employer Contributions are hereby conditioned on them being allowed as a deduction for federal income tax purposes by the Employer. A Matching Employer Contribution shall be, as determined by the Retirement/Investments Committee, refunded to the Employer, used to reduce future Matching Employer Contributions or used to defray administrative expenses, if such contribution:

(a) was made by a mistake of fact; or

(b) was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including any advance determination of disallowance pursuant to any guidance issued by the IRS.

The permissible refund under (a) must be made within one year from the date the contribution was made to the BIP, and under (b) must be made within one year from the date of disallowance of the tax deduction. Investment earnings attributable to the contributions to be returned to the Employer will not be returned to the Employer, but losses attributable to such contributions will reduce the amount to be returned.

5.11 Correction of Administrative Errors. If, with respect to any Plan Year, any Participant’s Account is not credited with the amounts of Matchable Contributions, Unmatched Contributions, Matching Employer Contributions, or investment earnings on any such contributions to which such Participant is entitled under the BIP, or if an error is made with respect to the investment of the assets of the Fund, which error results in an error in the amount credited to a Participant’s Account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the Account of any affected Participant to best place the affected Participant’s Account in the position approximating the position that would have existed if the error had not been made.

In addition, with respect to any Plan Year, if an administrative error results in an amount being credited to an Account for a Participant or any other individual who is not otherwise entitled to such amount, corrective action may be taken by the Retirement/Investments Committee, including, but not limited to, a direction by the Retirement/Investments Committee to forfeit amounts erroneously credited (with such forfeitures to be used to reduce future

Matching Employer Contributions or other contributions to the Plan), reallocate such erroneously credited amounts to the Participant’s Accounts, or take such other corrective action as is necessary under the circumstances.

Any Plan administration error may be corrected using any appropriate correction method permitted under the Employee Plans Compliance Resolution System (or any successor procedure), as determined by the Retirement/Investments Committee.

5.12 Rollover Contributions.

(a) A Participant may, with the approval of the Retirement/Investments Committee, make a Rollover Contribution. An Employee of an Employer who has not completed the eligibility requirements in Article III of the BIP may participate in the BIP solely for purposes of the rollover contribution provisions hereunder. The Trustee shall credit the amount of any Rollover Contribution to the Participant’s Account, in accordance with the Participant’s designation, as of the date the Rollover Contribution is made.

(b) The term “Rollover Contribution” means the contribution of an “eligible rollover distribution” to the Trustee by the Employee on or before the sixtieth (60th) day immediately following the day the contributing Employee receives the “eligible rollover distribution” or a contribution of an “eligible rollover distribution” to the Trustee by the Employee or the trustee of another “eligible retirement plan” (as defined in Section 402(c)(8)(B) of the Code) in the form of a direct transfer under Section 401(a)(31) of the Code.

(c) The term “eligible rollover distribution” means:

(i) part or all of a distribution to the Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution;

(ii) part or all of the amount received by such Employee or distributed directly to the BIP on such Employee’s behalf from an employee plan and trust described in Code Section 401(a) that is exempt from tax under Code Section 501(a), including after-tax employee contributions;

(iii) a plan described in Code Section 403(a), including after-tax employee contributions;

(iv) an annuity contract described in Section 403(b), excluding after-tax employee contributions; or

(v) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

In all events, such amount shall constitute an “eligible rollover distribution” only if such amount qualifies as such under Code Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the Employee from the distributing plan or IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section 401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (4) that is made to a non-spouse beneficiary or (5) that is attributable to a hardship distribution of elective deferrals described in Code Section 401(k)(B)(i)(iv).

(d) Once accepted by the Trust, an amount rolled over pursuant to this Paragraph 5.12 shall be credited to the Participant’s Accounts and invested in the investment funds in accordance with the Participant’s directions for such amounts. Thereafter, such rolled over amounts shall be administered and invested in accordance with Articles VI and VII and shall be subject to the distribution provisions set forth in Articles VIII, X and XI. The limitations of Article XV shall not apply to Rollover Contributions. All Rollover Contributions shall be made in cash and shall be fully vested. No Matching Employer Contributions shall be made with respect to Rollover Contributions.

5.13 Limitation on Contributions.

(a) Notwithstanding any other provisions of the BIP to the contrary, in no event may the contributions made to the BIP by or on behalf of any Participant in any Plan Year exceed the percentage elected under Paragraphs 5.1 and 5.2, and the percentage determined under Paragraph 5.7, multiplied by the Participant’s Compensation not in excess of the annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the IRS for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder.

(b) Notwithstanding any other provision of this Plan to the contrary, in no event may the amount of Salary Reduction Contributions to the BIP, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Code Section 401(k)) maintained by the Company or an Affiliated Company in which a Participant participates, exceed the applicable limit imposed under Code Section 402(g) and the regulations, notices and other guidance issued thereunder. The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations. If such salary reduction amounts exceed the applicable limit, all such amounts in excess of the applicable limit and any income or losses allocable to such excess amounts shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess occurred. If a Participant participates in another cash or deferred arrangement in any calendar year that is not maintained by the Company or an Affiliated Company, and the Participant’s total Salary Reduction Contributions under the BIP and such other plan exceed the applicable limit in a calendar year, the Participant may request to receive a distribution of the amount of the excess deferral (a deferral in excess of the applicable limit) that is attributable to Salary Reduction Contribution provided that the Participant notifies the Retirement/Investments Committee of the amount of the excess deferral that is attributable to a Salary Reduction Contribution to the BIP and requests such a distribution. The Participant’s notice must be received by the Retirement/Investments Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Salary Reduction Contributions to the BIP shall be subject to all limitations on withdrawals and distributions in the BIP.

5.14 Safe Harbor Notice. In accordance with Code Sections 401(k)(12) and 401(m)(11), each Employee eligible to participate in the Plan shall be, within a reasonable period before any Plan year, given written notice of the Employee’s rights and obligations as an employee eligible to participate in a safe harbor plan.

ARTICLE VI

PARTICIPANT ACCOUNTS

6.1 Valuation of Assets. As of each Valuation Date, the Trustee will determine the total fair market value of all assets then held by it in each of the investment funds. Notwithstanding any other provision of the BIP, to the extent that Participants’ Accounts are invested in mutual funds or other assets for which daily pricing is available (“Daily Pricing Media”), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution. Investment elections and changes pursuant to Article VII shall be effective upon receipt by the Daily Pricing Media. The provisions of Paragraphs 6.2 and 6.3 shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

6.2 Credits to Participant Accounts. Each Participant’s Account will be credited with all contributions made by or on behalf of the Participant as well as amounts transferred to the BIP on the Participant’s behalf. Except as provided in Paragraph 6.1, the Accounts of each Participant will also be credited, as of each Valuation Date, with the Participant’s share of the net investment income and any realized and unrealized capital gains of the investment funds that occurred since the last Valuation Date. Such Participant’s share of such income will be that portion of the total net investment income and capital gains of each such fund that bears the same ratio to such total as the balance of the Participant’s Accounts attributable to each such fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such fund as of the preceding Valuation Date.

6.3 Debits to Participant Accounts. The Accounts of each Participant will be debited with the amount of any withdrawal made by the Participant pursuant to Article VIII and with the amount of any distribution made to or on behalf of the Participant pursuant to Articles X and XI. The Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant’s share of any realized and unrealized losses, including capital losses, of the investment funds that occurred since the last Valuation Date. The Participant’s share of any realized and unrealized losses, including capital losses, will be that portion of the total realized and unrealized losses of each such fund that bear the same ratio to such total as the balance of the Participant’s Account attributable to each such fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such fund as of the preceding Valuation Date.

6.4 Statement of Participant Accounts. As soon as practicable after the completion of a Plan Year or as often as the Retirement/Investments Committee shall direct, an individual statement will be issued to each Participant showing the value of the Participant’s Accounts in the investment funds, and the outstanding balance due the Participant’s Loan Subaccount, if any.

ARTICLE VII

INVESTMENT OF CONTRIBUTIONS

7.1 Investment of Salary Reduction Contributions and Rollover Contributions. Each Participant will direct, at the time such person elects to become a Participant under the BIP, that the Participant’s Salary Reduction Contributions and Rollover Contributions, if any, be invested in multiples of 1% in any of the Funds. After a Participant’s initial investment of Rollover Contributions, such amounts shall be treated as Salary Reduction Contributions for investment purposes.

7.2 Investment of Matching Employer Contributions. Matching Employer Contributions with respect to all periods before the Effective Date initially will be invested in the Blockbuster Class A Stock Fund. Matching Employer Contributions with respect to all periods beginning on or after the Effective Date initially will be invested in multiples of 1% in any of the Funds.

7.3 Change in Investment Election for Current Contributions. Any change in the Participant’s initial investment election under Paragraph 7.1 as to the Participant’s future Salary Reduction Contributions shall be made in such manner as determined by the Retirement/Investments Committee (including changes made by telephonic, electronic or other instructions under terms prescribed by the Retirement/Investments Committee) and within the limits of Paragraph 7.1, and shall be effective as soon as administratively practicable following the Retirement/Investments Committee’s receipt of the new election.

7.4 Change in Investment Election for Prior Contributions. A Participant may change the Participant’s investment election as to the Participant’s prior Salary Reduction Contributions, in such manner as determined by the Retirement/Investments Committee (including changes made by telephonic, electronic or other instructions under terms prescribed by the Retirement/Investments Committee), to be effective as soon as administratively practicable following the Retirement/Investments Committee’s receipt of the new election. Participants shall be permitted to change the investment of Matching Employer Contributions invested in the Blockbuster Class A Stock Fund into any other investment funds available under the Plan. Any change in any investment pursuant to this Paragraph 7.4 shall be made in such a manner as determined by the Retirement/Investments Committee (including changes made by telephonic, electronic or other instructions under terms prescribed by the Retirement/Investments Committee.)

7.5 Fiduciary Responsibility for Investments. The BIP is intended to constitute a plan described in ERISA Section 404(c). To the extent permitted under ERISA, the Trustee, Retirement/Investments Committee and all other BIP fiduciaries are relieved of liability for any losses that are the direct and necessary result of all investment instructions given by a Participant or Beneficiary. The Retirement/Investments Committee shall provide information to Participants consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

7.6 Trading Restrictions. Notwithstanding any provision of the Plan to the contrary, the Retirement/Investments Committee may limit transfers among the investment funds within the Plan to the extent necessary to comply with restrictions imposed by the investment funds against market timing, short term trading or other similar trading strategies identified by the managers of the investment funds.

ARTICLE VIII

WITHDRAWALS DURING EMPLOYMENT

8.1 Withdrawals of Salary Reduction Contributions, After-Tax Contributions, Matching Employer Contributions, Transferred Amounts, and Rollover Contributions; Frequency of Withdrawals.

A Participant who has not terminated employment may elect to withdraw amounts attributable to Salary Reduction Contributions, After-Tax Contributions, Matching Employer Contributions, Rollover Contributions and certain amounts transferred to the BIP, including amounts transferred into the BIP from the Merged Plan, and investment earnings thereon, less the amount of any outstanding loan, in accordance with the provisions of this Article VIII, and according to the order in which subparagraphs (a) through (e) are presented, as the amounts described in each successive subparagraph are exhausted. The minimum amount for any single withdrawal, other than a withdrawal on account of financial hardship, is $500.

Except in the case of a financial hardship withdrawal under Paragraph 8.1(e), each Participant may elect only one withdrawal from the BIP in any Plan Year. A Participant is not limited with respect to the number of withdrawals that may be made on account of a financial hardship under Paragraph 8.1(e).

(a) Withdrawals of After-Tax Contributions:

A Participant may elect to withdraw up to 100% of the Participant’s Account attributable to After-Tax Contributions and the investment earnings thereon. Any such withdrawals shall be made in the following order, as the amounts described in each successive subparagraph are exhausted:

(i) An amount equal to all or part of the Participant’s pre-1987 After-Tax Contributions to the extent required to exhaust such amounts; provided, however, that if the value of all amounts attributable to After-Tax Contributions plus investment earnings thereon is less than the net amount of pre-1987 After-Tax Contributions, no more than such value may be withdrawn.

(ii) An amount equal to all or part of the Participant’s post-1986 After-Tax Contributions, and a pro rata portion of the investment earnings on such post-1986 After-Tax Contributions to the extent required to exhaust such amounts, but no more than the current value of all After-Tax Contributions in the event such value is less than the net amount of such post-1986 After-Tax Contributions.

(iii) An amount equal to all or part of the investment earnings on the Participant’s pre-1987 After-Tax Contributions to the extent required to exhaust such amounts.

(b) Withdrawals of Transferred Amounts or Rollover Contributions:

(i) A Participant who has had amounts credited to the Participant’s Account attributable to the Viacom Employee Stock Ownership Plan may elect to withdraw such amounts and the investment earnings thereon.

(ii) A Participant who has made Rollover Contributions to the BIP may elect to withdraw up to 100% of such Rollover Contributions and investment earnings thereon.

(iii) Any withdrawal of after-tax Rollover Contributions contributed to the Plan after December 31, 2001, shall include a pro rata portion of the investment earnings on such contributions.

(c) Withdrawals of Matching Employer Contributions:

(i) A Participant whose combined years of participation in the VIP or the BIP is at least 5 years may elect to withdraw up to 100% of the Participant’s Matching Employer Contributions contributed prior to January 1, 2001 and the investment earnings thereon.

(ii) A Participant who has attained age 59 1/2 may elect to withdraw up to 100% of the Participant’s Matching Employer Contributions and the investment earnings thereon.

(d) Withdrawals of Salary Reduction Contributions After Attainment of Age 59 1/2:

A Participant who has attained age 59 1/2 may elect to withdraw up to 100% of the Salary Reduction Contributions made to the BIP on the Participant’s behalf (including recharacterized Salary Reduction Contributions treated as Salary Reduction Contributions, if any), and the investment earnings thereon.

(e) Withdrawals on Account of Financial Hardship:

Upon submission of satisfactory evidence by a Participant of a financial hardship, as defined in this Paragraph 8.1(e), the Retirement/Investments Committee may direct distribution of part or all of the value of such Participant’s vested Matching Employer Contributions and Salary Reduction Contributions, and investment earnings thereon, but only to the extent required to relieve such financial hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; provided that (i) prior to attaining age 59 1/2, a Participant may only elect to withdraw the vested portion of the Participant’s Matching Employer Contributions contributed prior to January 1, 2001; and (ii) withdrawals shall be taken from Matching Employer Contributions prior to being taken from Salary Reduction Contributions. No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts otherwise available to the Participant under this Paragraph 8.1. In no event may the Retirement/Investments

Committee direct that such a withdrawal be made to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant.

A Participant shall be deemed to have no other resources reasonably available if: (i) the Participant has obtained all withdrawals and distributions currently available to the Participant under the BIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company; (ii) the Participant has obtained all nontaxable loans reasonably available under the BIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company, to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need; and (iii) the Participant agrees to cease all Salary Reduction Contributions, as well as all similar contributions to all other qualified defined contribution and non-qualified deferred compensation plans maintained by the Company or an Affiliated Company for a period, of at least six months from the date of the hardship withdrawal.

For purposes of this Paragraph 8.1(e), the term “financial hardship” shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

(i) medical expenses (as defined in Section 213(d) of the Code) previously incurred by the Participant or a Participant’s spouse or dependent or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code) that, in either case, are not covered by insurance,

(ii) expenses relating to the payment of tuition and related educational fees, including room and board, for the next twelve months of post-secondary education of a Participant, the Participant’s spouse or dependent,

(iii) expenses directly relating to the purchase (excluding mortgage payments) of a primary residence for the Participant,

(iv) expenses relating to the need to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of the Participant’s principal residence,

(v) payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Section 152(d)(1)(B)),

(vi) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income),

(vii) expenses relating to an immediate and heavy financial need as determined in a uniform and nondiscriminatory manner by the

Retirement/Investments Committee based upon the facts and circumstances of a particular situation.

Notwithstanding anything in the preceding paragraph to the contrary, the term “financial hardship” includes a financial need arising from expenses for food, shelter, transportation and other similar needs incurred by Participants, their spouses or other dependents whose principal residence is located in the federally-declared disaster areas impacted by Hurricane Katrina in Alabama, Florida, Louisiana and Mississippi provided that the Committee shall not approve any withdrawal pursuant to this paragraph after December 31, 2005.

There is no minimum withdrawal required under this Paragraph 8.1(e). Hardship withdrawals shall be paid in a single cash payment and on a pro-rata basis for the investment funds (other than the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund) in which the Participant’s Account is invested. For any withdrawal under this Paragraph 8.1(e), the portion of the Participant’s Account attributable to Salary Reduction Contributions that is available for withdrawal shall not exceed the lesser of: (i) the value of such Salary Reduction Contributions as of December 31, 1988 (taking into account investment earnings thereon), plus the total amount of the Participant’s Salary Reduction Contributions that are made after December 31, 1988, or (ii) the value of all Salary Reduction Contributions (taking into account investment earnings thereon).

8.2 Withdrawal Procedures. A Participant, by filing a request in accordance with such rules as are required by the Retirement/Investments Committee, may elect to withdraw amounts pursuant to Paragraph 8.1. Such withdrawals shall be subject to the following:

(a) All requests for withdrawals shall be reviewed by the Retirement/Investments Committee. Each approved withdrawal application shall be forwarded by the Retirement/Investments Committee to the Trustee as soon as practicable after Retirement/Investments Committee approval. Withdrawals shall be paid as soon as practicable after the Valuation Date on which proper payment instructions are received by the Trustee, based on the amount specified in the Participant’s request and the amount available for withdrawal in the Participant’s Accounts. Investment earnings and losses will not be credited on the amounts to be withdrawn after the applicable Valuation Date.

(b) All withdrawals shall be paid in a cash lump sum.

(c) Notwithstanding anything herein to the contrary, and in the absence of express approval by the Retirement/Investments Committee, no withdrawal may be made by a Participant during the period in which the Retirement/Investments Committee is making a determination of whether a domestic relations order affecting the Participant’s Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Retirement/Investments Committee is in receipt of a qualified domestic relations order with respect to any Participant’s Account, it may prohibit such

Participant from making a withdrawal until the alternate payee’s rights under such order are satisfied.

8.3 Funds to be Charged with Withdrawal. Distributions will be made out of the Participant’s interest in each of the investment funds in proportion to the Participant’s interest in these investment funds. Notwithstanding the foregoing, withdrawals of Matching Employer Contributions shall be charged to the Viacom Class B Stock Fund, the Blockbuster Class A Stock Fund or the Blockbuster Class B Stock Fund, and shall be paid in a cash lump sum.

ARTICLE IX

PARTICIPANT LOANS

9.1 Loan Subaccounts. Loans from the BIP may be made to all Participants and Beneficiaries who are “parties in interest” within the meaning of ERISA Section 3(14) and to Employees who have made Rollover Contributions to the BIP but who have not met the age and service eligibility requirements of Article III. Such individuals are referred to herein as “Eligible Borrowers.” Within each Eligible Borrower’s Account, there shall be maintained a Loan Subaccount solely for the purpose of effecting loans from the Eligible Borrower’s Account to the Eligible Borrower.

9.2 Eligibility for Loans.

Only one loan under the BIP may be outstanding at any time for each Eligible Borrower. An Eligible Borrower may obtain another loan as soon as is administratively feasible after the date of repayment. If, on May 1, 1999, an Eligible Borrower had a loan outstanding as a result of the Eligible Borrower’s participation in the VIP, such Eligible Borrower may not obtain a loan from the BIP until any such prior loan is repaid in full.

9.3 Availability of Loans.

(a) Application for a loan must be made to the Retirement/Investments Committee in the manner prescribed by the Retirement/Investments Committee. The decisions by the Retirement/Investments Committee on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis and within a reasonable period after each loan application is received. Notwithstanding the foregoing, the Retirement/Investments Committee representatives may apply different terms and conditions for loans to Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals’ ability to repay any loan.

(b) Notwithstanding anything herein to the contrary, and in the absence of express approval by the Retirement/Investments Committee, no loan shall be made to an Eligible Borrower during a period in which the Retirement/Investments Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower’s Accounts is a qualified domestic relations order, within the meaning of Section 414(p) of the Code. Further, if the Retirement/Investments Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower’s account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee’s rights under such order are satisfied.

9.4 Amount of Loan.

A BIP loan shall be derived from the Eligible Borrower’s vested interest in the Eligible Borrower’s Accounts, determined as of the Valuation Date on which the Trustee receives proper loan disbursement instructions, which shall be forwarded to the Trustee by the Retirement/Investments Committee as soon as practicable after its review and approval of the loan application. Loans shall be made in increments of $100, rounded down to the nearest $100.

The minimum loan available is $500. The maximum loan available is the lesser of 50% of the Eligible Borrower’s vested interest in the Eligible Borrower’s Accounts or $50,000 (determined by aggregating loans from all qualified defined contribution plans of the Company or any Affiliated Company), reduced by the highest aggregate outstanding balance of all plan loans from all defined contribution plans of the Company or any Affiliated Company to such Eligible Borrower during the twelve-month period ending on the day before the loan is made.

9.5 Terms of Loan.

(a) A loan shall be secured by a lien on the Eligible Borrower’s interest in the BIP, to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

(b) The interest rate on a loan shall be established by the Retirement/Investments Committee on the date that the loan is approved by a Retirement/Investments Committee representative and shall be equal to 1% above the annual prime commercial rate as published in the Wall Street Journal on the first day of the calendar quarter during which such loan application is approved.

(c) Subject to Paragraph 9.6, the principal amount and interest on a loan shall be repaid no less frequently than quarterly by level payroll deductions during each Payroll Period in which the loan is outstanding. Unless the loan is used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 60 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the BIP. If the loan is to be used within a reasonable time for the purpose of acquiring the principal residence of the Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 300 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the BIP.

(d) Each loan shall be evidenced by a promissory note, evidencing the Eligible Borrower’s obligation to repay the borrowed amount to the BIP, in such form and with such provisions consistent with this Article IX as are acceptable to the Trustee. All promissory notes shall be deposited with the Trustee.

(e) Under the terms of the loan agreement, a Retirement/Investments Committee representative may determine a loan to be in default, and may take such actions upon default, in accordance with Paragraph 9.7.

(f) If an Eligible Borrower is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer, the Retirement/Investments Committee may determine that the Eligible Borrower shall not be treated as having terminated employment and the Retirement/Investments Committee may make arrangements for the loan to be repaid in accordance with the loan agreement. For this purpose, the Retirement/Investments Committee may, but is not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company. In the absence of such arrangements, the loan shall be deemed to be in default, and shall be subject to the provisions of Paragraph 9.7.

9.6 Distribution and Repayment of Loan.

(a) The loan proceeds shall be transferred to the Eligible Borrower’s Loan Subaccount by the Trustee and shall be derived from the Eligible Borrower’s interest in the Funds on a pro rata basis. Amounts transferred to such Subaccount shall reflect the value of the Eligible Borrower’s interest as of the Valuation Date on which such transfer shall occur. The loan proceeds shall be distributed from the Loan Subaccount to the Eligible Borrower as soon as administratively practicable.

(b) Repayments of BIP loans shall be made to the Eligible Borrower’s Loan Subaccount. Such repayments shall be transferred from the Loan Subaccount and credited to the Eligible Borrower’s Accounts and invested in the Funds in the same proportions as the Eligible Borrower’s current contributions are invested, as soon as practicable after they are received by the Loan Subaccount. Eligible Borrowers may prepay the entire amount due under the loan at any time without penalty. Notwithstanding the foregoing, a loan may provide that no payments will be made for the duration of a calendar year in which an Eligible Borrower is on leave without pay; provided that if an Eligible Borrower commences such a leave during the last quarter of a year, the loan may provide that payments need not recommence until the end of the calendar year after the year in which the leave occurs.

9.7 Events of Default and Action Upon Default.

(a) In the event that an Eligible Borrower does not repay a BIP loan at such times as are required by the terms of the loan, such loan shall be in default and the unpaid balance of the loan, together with interest thereon shall become due and payable. Further, upon an Eligible Borrower’s termination of employment (including by reason of retirement, Disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder), such loan shall be in default. If, before a loan is repaid in full, a distribution is required to be made from the BIP to an Alternate Payee under a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and the amount of such distribution exceeds the value of the Eligible Borrower’s interest in the BIP less the amount of such outstanding loan, the unpaid balance thereon shall become immediately due and payable. The Retirement/Investments Committee shall direct the Trustee to satisfy the indebtedness to the BIP before making any payments to the Eligible Borrower or any alternate payee. In addition to the foregoing, the loan agreement may include such other events of default as the Retirement/Investments Committee shall determine are necessary or desirable.

(b) Upon the default of any Eligible Borrower, the Retirement/Investments Committee may direct the Trustee to take such action as it may reasonably determine to be necessary in order to preclude the loss of principal and interest, including:

(i) demanding repayment of the outstanding amount on the loan (including principal and accrued interest); or

(ii) if the loan is not repaid or if other repayment arrangements are not established, causing a foreclosure of the loan to occur by distributing the promissory note to the Eligible Borrower or otherwise reducing the Eligible Borrower’s Account by the value of the loan. For these purposes, such loan shall be deemed to have a fair market value equal to its face value reduced by any payments made thereon by the Eligible Borrower. In the event of any default, the Eligible Borrower’s prior request for a loan shall be treated as the Eligible Borrower’s consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan agreement shall include such provisions as are necessary to reflect such consent. In all events, however, to the extent a loan is secured by Salary Reduction Contributions or Matching Employer Contributions made after December 31, 2000, no foreclosure on the Eligible Borrower’s loan shall be made until the earliest time Salary Reduction Contributions or Matching Employer Contributions made after December 31, 2000 may be distributed without violating any provisions of Code Section 401(k) and the regulations issued thereunder.

9.8 Military Service. Notwithstanding any other provision of the Plan to the contrary, loan repayments may be suspended during periods that the Eligible Borrower is performing services in the uniformed services, whether or not that service is qualified military service. If loan repayments are suspended during a period of service in the uniformed services, that period of service will be disregarded for all Plan purposes in accordance with Code Section 414(u).

ARTICLE X

VESTING AND TERMINATION OF EMPLOYMENT

10.1 Matchable, Unmatched and Rollover Contributions. A Participant shall be fully vested at all times in the portion of the Participant’s Account attributable to Matchable Contributions, Unmatched Contributions, and Rollover Contributions.

10.2 Matching Employer Contributions. Each Participant shall be fully vested at all times in the portion of the Participant’s Account attributable to Matching Employer Contributions.

10.3 Forfeitures.

Subparagraphs (a) through (c) below apply to Participants who terminated employment prior to January 1, 2001.

(a) Termination of Employment and Distribution Made. If a Participant terminated employment prior to the date on which the Participant was fully vested in the Participant’s Account and has received a distribution of such Account, the non-vested portion of the Participant’s Account shall be forfeited and used as soon as practicable after any Accounting Period to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, to correct an error made in allocating amounts to Participant’s Accounts or resolve any claim filed under the BIP in accordance with Paragraph 12.3 or 12.4, and to restore Participants’ Accounts in accordance with Paragraph 10.3(b).

(b) Restoration of Account Balance. If an amount of a Participant’s Account has been forfeited in accordance with Paragraph (a) above, that amount shall be subsequently restored to the Participant’s Account provided (i) the Participant is reemployed by an Employer before the Participant has a period of five consecutive one-year periods of Severance (as defined in Paragraph 2.44) and (ii) the Participant repays to the BIP within five (5) years of the Participant’s reemployment a cash lump sum payment equal to the full amount distributed to the Participant from the BIP on account of the Participant’s termination of employment. Any amounts to be restored by an Employer to a Participant’s Account shall be taken first from any forfeitures that have not as yet been applied against Matching Employer Contributions or administrative expenses and if any amounts remain to be restored, the Employer shall make a special contribution equal to those amounts.

(c) Termination of Employment and No Distribution Made. If (i) a Participant terminated employment prior to the date on which the Participant was fully vested in the Participant’s Accounts, (ii) the total value of the Participant’s vested interest in the Participant’s Accounts in this Plan exceeds $5,000, (iii) the Participant does not consent to receive a distribution of such Accounts, and (iv) the Participant is not reemployed by an Employer before the end of five consecutive one-year periods of Severance, the non-vested portion of the Participant’s Accounts shall be forfeited as of the close of the fifth one year Break in Service and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, and to restore Participants’ Accounts in accordance with Paragraph 10.3(b).

10.4 Lost Participants or Beneficiaries. If a Participant or Beneficiary cannot be located by reasonable efforts of the Retirement/Investments Committee within a reasonable period of time after the latest date such amounts are otherwise payable under the BIP, the amount in such Participant’s Accounts shall be forfeited and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future Matching Employer Contributions, to defray administrative expenses of the BIP, and to restore Participants’ Accounts in accordance with Paragraph 10.3(b). Such forfeited amount shall be restored (without earnings) if, at any time, the Participant or Beneficiary who was entitled to receive such amount when it first became payable shall, after furnishing proof of their identity and right to make such claim to the Retirement/Investments Committee, file a written request for such amount with the Retirement/Investments Committee.

ARTICLE XI

PAYMENT OF ACCOUNTS OTHER THAN WITHDRAWALS

11.1 Right to Payment. Upon a Participant’s termination of employment for any reason or Disability, the Participant (or, in the event of death, the Participant’s Beneficiary) shall be entitled to receive a distribution of the Participant’s vested interest in the Participant’s Accounts in accordance with the provisions of this Article XI.

11.2 Forms of Payment.

(a) Subject to any other provision in this Article XI to the contrary, any Participant may, not more than ninety days before the date an amount is to be paid from the BIP, file with the Retirement/Investments Committee an election to have the Participant’s Account paid to the Participant (or, in the event of death, to the Participant’s Beneficiary) in accordance with the options described in sections (i) and (ii) of this Paragraph 11.2(a):

(i) In such manner of annual installments, not in excess of twenty, as such Participant shall so elect, and, in the event of the Participant’s death prior to the receipt of all such installments, the balance of such installments to the Participant’s Beneficiary; provided, however, that payments shall not extend over a period exceeding the period over which payments may be made pursuant to Section 401(a)(9) of the Code and the regulations and other guidance thereunder; and provided, further, that the Beneficiary may elect, as soon as practicable after the Participant’s death, to have the balance of the Participant’s Account paid to the Beneficiary in a single payment.

(ii) In a single payment.

(b) A Participant may, not more than ninety days before an amount is to be paid from the BIP, modify or revoke any form of payment specified in Paragraph 11.2 theretofore made by the Participant. A Former Participant who has elected to receive the Participant’s BIP distribution in the form of installment payments, and whose installment payments have commenced, may modify or revoke the Participant’s decision to receive such installment payments.

11.3 Stock Election. If the total value of a Former Participant’s Accounts in this Plan exceeds $5,000, such a Former Participant (or Beneficiary, if such person is deceased) may, not less than thirty days before the date the entire interest in the BIP is to be paid or commence to be paid, or such other date that the Retirement/Investments Committee approves, file with the Retirement/Investments Committee an election to have that portion of the Account consisting of the value of the Stock and cash credited to the Account and invested in the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund, paid to such person (or, in the event of death, to such person’s Beneficiary), to the extent possible, in shares of stock (in lieu of cash). Any such Participant may also, not less than thirty days before the date the Participant’s entire interest in the BIP is to be paid or commence to be paid, revoke any such election theretofore made by the Participant.

11.4 Timing of Payment. Subject to the provisions of Paragraph 14.3 regarding qualified domestic relations orders, if the value of a Former Participant’s Accounts in this Plan does not exceed $1,000, such amount shall be paid to such Former Participant (or, in the event of death, to such person’s Beneficiary) in a single cash payment as soon as practicable thereafter. Subject to the provisions of Paragraph 14.3 regarding qualified domestic relations orders, if the value of such Former Participant’s Accounts in this Plan, is greater than $1,000, payment of the value of such Participant’s Accounts, determined in accordance with Paragraph 11.5, shall be made by the Participant as soon as practicable after the earliest of: (a) the date as of which the Participant or the Participant’s Beneficiary consents to a distribution (which distribution may not be scheduled to commence (i) earlier than 30 days after the Participant receives information regarding such distribution and (ii) later than ninety days after such Participant elects to receive the distribution); or (b) the date required by Paragraph 11.7. Notwithstanding the foregoing, distribution of a Participant’s Account under the Plan may occur prior to thirty (30) days after the Participant receives information regarding such distribution, provided (i) the Retirement/Investments Committee informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the information to consider the decision of whether to receive an immediate distribution; and (ii) the Participant, after receiving the information, affirmatively elects to receive an immediate distribution. For purposes of determining the $1,000 vested balance threshold provided under this paragraph, the value of the Participant’s vested Account shall include any Rollover Contributions (and investment earnings thereon) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

Notwithstanding anything herein to the contrary, in no event may a Former Participant elect to receive a payment of such person’s Accounts in any form of payment other than those specified in Paragraph 11.2. All distributions under this Article XI shall be made by the Trustee only after the Trustee receives instructions to make such distribution from the Retirement/Investments Committee. The Participant must submit to the Retirement/Investments Committee such election and distribution forms in such manner as required by the Retirement/Investments Committee. The Retirement/Investments Committee shall review such forms and, upon approval of the distribution request, forward payment instructions to the Trustee as soon as practicable thereafter.

11.5 Valuation and Payment Procedures for Lump Sum Payments.

(a) No Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum cash payment, or if payments are to be made to a Former Participant’s Beneficiary in the form of a single sum cash payment, the Former Participant’s Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee and such amount shall be paid to the Former Participant or Beneficiary in cash as soon as practicable thereafter. To the extent amounts in such Former Participant’s Account are credited to the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund on such Former Participant’s behalf, the shares of stock held in such fund and credited to such Former Participant’s Account shall be sold as soon as practicable after the applicable Valuation Date and the proceeds of such sale shall be distributed as a part of such single sum distribution.

(b) Stock Election in Effect: If a Former Participant shall have elected to receive payment in the form of a single sum payment, or if payments are to be made to a Former Participant’s Beneficiary in the form of a single sum payment, and such Former Participant or Beneficiary shall have made a stock election in accordance with Paragraph 11.3, the Former Participant’s Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee. To the extent amounts in such Former Participant’s Accounts are credited to the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund, on such Former Participant’s behalf, such Former Participant, or Beneficiary, shall receive a distribution as soon as practicable after the applicable Valuation Date of the entire number of whole shares of stock in such person’s Accounts credited to the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund, plus cash for any remaining amounts credited to such fund or funds on behalf of such Former Participant as of the applicable Valuation Date. The remainder of the Former Participant’s Accounts shall be distributed to the Former Participant or Beneficiary in a single cash sum as soon as practicable after the applicable Valuation Date.

11.6 Valuation and Payment Procedures for Installment Payments. If a Former Participant or Beneficiary shall have elected to receive payment in the form of installment payments, the Former Participant’s Accounts shall be valued as of the Valuation Date on which proper payment instructions are received by the Trustee. Such Accounts shall continue to be valued as of the Valuation Date on which each subsequent installment payment is to be made. Such Accounts shall continue to be so valued to and including the Valuation Date as of which such Former Participant’s Account shall have been paid in full if installment payments continue, or to and including the Valuation Date coincident with the date the Trustee is notified of such Former Participant’s death if such Participant’s Beneficiary elects to have the remaining installments paid in a single payment, as the case may be. Notwithstanding anything herein to the contrary, the amount distributed for each installment shall be paid proportionately from the specific investment funds in which the Former Participant’s Accounts are invested.

(a) No Stock Election in Effect: If a stock election of such Former Participant shall not be in effect:

(i) Such Former Participant’s interest in the funds, including the value of the stock and cash then credited to the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund on such Former Participant’s behalf shall be determined as of the applicable Valuation Date.

(ii) An installment payment shall be paid to such Former Participant or Beneficiary, as the case may be, in an amount equal to that fraction of the respective amounts determined pursuant to the provisions of Subsection (i) of this Subparagraph, the numerator of which shall be one and the denominator of which shall be the total number of installments remaining to be paid in the form of payment to such Former Participant or Beneficiary.

(iii) If such Former Participant shall die prior to the payment of the Account in full and a single sum cash distribution is to be made to such Former Participant’s Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(a), determined as of the Valuation Date on which proper payment instructions are received by the Trustee.

(b) Stock Election in Effect: If a stock election of such Former Participant shall be in effect:

(i) The calculation of the amount of the installment payments shall be made in accordance with the provisions of the preceding subparagraph (a), provided that such Former Participant or Beneficiary, as the case may be, shall receive as a part of each installment payment the number of whole shares of stock, equal to the product of the fraction determined pursuant to the provisions of Subsection (ii) of the preceding Subparagraph (a) multiplied by the number of shares of stock credited to the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund in the Account of such Former Participant as of the applicable Valuation Date.

(ii) If such Former Participant shall die prior to the payment of the Account in full and a single sum distribution is to be made to such Former Participant’s Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(b), determined as of the Valuation Date on which proper payment instructions are received by the Trustee.

11.7 Time of Payment. Unless the Participant elects otherwise, the payment of the value of a Participant’s vested Accounts under the Plan shall be payable not later than the sixtieth day after the latest of the close of the Plan Year in which he:

(a) Attains age 65;

(b) Completes 10 years of participation under the plan; or

(c) Incurs a termination of employment.

If no election is received, the Participant is deemed to have elected to defer the Participant’s distribution.

11.8 Minimum Distribution Requirements. Notwithstanding anything to the contrary herein, with respect to distributions made to Participants who attained age 70 1/2 prior to January 1, 1997, the Accounts of each Participant were required to be distributed or commenced to be distributed, in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, not later than the April 1 following the end of the calendar year in which the Participant attained age seventy and one-half (70 1/2), regardless of whether the Participant’s employment with the Company was terminated as of such date provided, however, if a Participant is not a five percent (5%) owner (as defined in Section 416(i)(1)(B) of the Code) and shall have attained age seventy and one-half (70 1/2) before January 1, 1988, the Accounts of any such Participant shall be distributed or shall commence to be distributed not later than the April 1 following the calendar year in which the Participant terminates employment; provided further, that if a Participant attained age 70 1/2 on or after January 1, 1996 but prior to January 1, 1997, such Participant could elect, in accordance with procedures established by the Retirement/Investments Committee, to commence distributions in accordance with the following paragraph. Any such minimum distributions shall be calculated in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder, and in the form of annual payments over the life expectancy of the Participant, which life expectancy will not be recalculated.

With respect to Participants who are not five percent (5%) owners (as defined in Section 416(1)(B) of the Code) and who (i) attain age 70 1/2 on or after January 1, 1997 or (ii) are eligible and elect to defer their distributions in accordance with this Paragraph, the Accounts of any Participant shall be distributed or shall commence to be distributed in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder not later than the April 1 following the close of the calendar year in which the Participant terminates employment or attains age 70 1/2, whichever is later. The Accounts of any Participant who is a 5% owner shall be distributed or shall commence to be distributed in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder not later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2.

Notwithstanding anything in this Article XI to the contrary, the payment of any Account hereunder, in accordance with Section 401(a)(9) of the Code, generally shall be paid or commence to be paid not later than one year after the date of the Participant’s death (or such later date as allowed by regulations issued by the IRS), or in the case of payments to a Participant’s spouse, the date on which the Participant would have attained age seventy and one-half (70 1/2), if later. Further, such payments shall be distributed within a five year period following the Participant’s death unless payable over the life of the Beneficiary or a period not extending beyond the life expectancy of such Beneficiary.

Notwithstanding the foregoing provisions of this Paragraph 11.8, effective with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, until the end of the 2002 Plan Year. Effective for Plan Years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations that were finalized on April 17, 2002.

11.9 Direct Rollover Distributions.

(a) At the written request of a Participant, a surviving spouse of a Participant, or a spouse or former spouse of a Participant that is an alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code, (referred to as the “distributee”) and upon receipt of the written direction of the Retirement/Investments Committee, the Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code). Such amount may constitute all or any whole percent of any distribution from the BIP otherwise to be made to the distributee, provided that such distribution constitutes an “eligible rollover distribution” as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All direct rollover distributions shall be made in accordance with the following Subparagraphs 11.9(b) through 11.9(h).

(b) A distributee may elect to have a direct rollover distribution apportioned among no more than two eligible retirement plans.

(c) Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Retirement/Investments Committee and to the extent any such distribution is to be made in shares of stock otherwise distributable under the BIP to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

(d) After-Tax Contributions may be distributed to an eligible retirement plan through a direct rollover distribution.

(e) No direct rollover distribution shall be made unless the distributee furnishes the Retirement/Investments Committee with such information as the Retirement/Investments Committee shall require and deems to be sufficient.

(f) A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the direct rollover distribution is at least equal to $500.

(g) No direct rollover distributions shall be permitted unless the amount of the distribution exceeds $200.

(h) Direct rollover distributions shall be treated as all other distributions under the BIP and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

ARTICLE XII

ADMINISTRATION OF THE BIP

12.1 Appointment of Retirement/Investments Committee. The Board shall appoint the Retirement/Investments Committee that shall consist of at least three (3) persons who shall be responsible for the administration of this Plan. The members of the Retirement/Investments Committee shall not receive compensation with respect to their services as a member of the Retirement/Investments Committee. The members of the Retirement/Investments Committee shall serve without bond or security for the performance of their duties hereunder unless applicable law makes the furnishing of such bond or security mandatory or unless required by the Company. The Company may pay the premiums on any bond secured under this Paragraph including the purchase of fiduciary liability insurance for any person who becomes a fiduciary under this Plan.

12.2 Retirement/Investments Committee Discretion, Powers and Duties. The Retirement/Investments Committee shall have full discretionary authority and responsibility for administering the Plan, including control over the management and disposition of Plan assets, and resolving all questions arising in the administration, interpretation and application of the Plan. The Retirement/Investments Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

(a) to ensure that the Plan is operated in accordance with its terms, that the Plan is operated consistent with ERISA and the Code, and that assets are only used to pay appropriate expenses;

(b) to approve and execute certain Plan amendments;

(c) to construe and interpret any and all provisions of the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any amounts hereunder;

(d) to adopt an Investment Policy Statement; to select and replace the Funds available to Participants and Beneficiaries under the Plan; and to monitor the performance of the Funds from time to time; provided that the Retirement/Investments Committee shall have no discretion to remove, replace or otherwise change the provisions of the Plan related to the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund;

(e) to prescribe rules for the operation of the Plan, including procedures to be followed to obtain benefits and to appeal any unfavorable Retirement/Investments Committee determinations, as described in Paragraph 12.3 hereof;

(f) to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

(g) to employ an independent qualified public accountant to examine the books, records, and any financial statement and schedules which are required to be included in the annual report;

(h) to file with the appropriate government agency (or agencies) the annual report, plan description, summary plan description, and other pertinent documents which may be duly requested;

(i) to file such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

(j) to furnish each Employee and each Beneficiary with an Account hereunder a summary plan description explaining the Plan;

(k) to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee’s or Beneficiary’s total Account balance and nonforfeitable amount, if any;

(l) to furnish to an Employee a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Code prior to the time prescribed by law to file such registration if such statement contains information regarding the Employee;

(m) to maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies);

(n) to report to the Trustee all available information regarding the amount payable to each Participant, the computations with respect to the allocation of assets, and any other information which the Trustee may require;

(o) to delegate to one or more of the members of the Retirement/Investments Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

(p) to delegate to any individual(s) such of the above powers and duties as the Retirement/Investments Committee deems appropriate;

(q) to report to the Board from time to time on the general state of the Plan; and

(r) to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel.

A majority of the members of the Retirement/Investments Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Retirement/Investments Committee members. A member of the Retirement/Investments Committee shall not vote or decide upon any matter relating solely to such member or vote in any case in which the Participant’s individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Retirement/Investments Committee member is so disqualified to act, and the remaining members cannot agree, the Retirement/Investments Committee may request that the Board appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which such person is disqualified.

12.3 Claims Procedure. Benefits under this Plan will be paid only if the Retirement/Investments Committee decides that the claimant is entitled to them. In all such cases, the Retirement/Investments Committee’s decision shall be final and binding upon all parties and shall be given the greatest possible deference permitted by applicable law.

The Retirement/Investments Committee may prescribe procedures for obtaining benefits and is required to provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth (1) the specific reasons for such denial, (2) the specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Plan’s claim review procedure as described below, including the name and address of the party to whom an appeal should be sent.

A claimant has the right to appeal a denial of a claim by written application to the Retirement/Investments Committee within sixty (60) days of notice of denial or, if no such notice has been given, at the end of the expiration of a reasonable period of time after the claim was filed. The claimant, or a duly authorized representative, may review pertinent documents and may submit issues and comments in writing to the Retirement/Investments Committee.

After the Retirement/Investments Committee reviews the claims appeal, a final decision shall be made and communicated to the claimant within sixty (60) days of receipt of the appeal by the Retirement/Investments Committee, unless special circumstances require an extension. Such extension cannot extend beyond one hundred twenty (120) days after receipt of the appeal by the Retirement/Investments Committee. The communication shall be set forth in writing in a manner calculated to be understood by the claimant and shall identify the reasons for the denial and shall reference any pertinent Plan provisions upon which the denial is based.

12.4 Claims Review Relating to Disability. If a claim for benefits is based on a determination of Disability by the Retirement/Investments Committee, such claim for disability-based benefits will be processed within 45 days of receipt unless the application is incomplete. The Retirement/Investments Committee will notify the claimant or the claimant’s representative within the initial 45-day period if the application is incomplete.

If the Retirement/Investments Committee needs additional information, the initial 45-day period will be suspended. When the information is received, the Retirement/Investments Committee has the remainder of the 45-day period to process the application.

In unusual circumstances, the Retirement/Investments Committee may extend the initial 45-day period to process the application by up to two 30-day extensions. If it does so, the claimant will be notified in writing of the first extension before the end of the first 45-day period. The claimant will be notified of the second extension before the end of the first 30-day extension period. If the Retirement/Investments Committee is waiting for information from a claimant during a 30-day extension, the period during which it must wait is not counted toward the 30 days.

If the initial application for disability-based benefits is denied in whole or in part, the Retirement/Investments Committee will provide the claimant with a written explanation of the denial and the claimant’s right to have the denial appealed. The explanation also will describe any other information or material that the claimant can provide that on appeal may result in a reversal of the denial.

The claimant may then submit a written request for reconsideration of the claim within 180 days after the denial. Any such request should be accompanied by documents or records that support the appeal and should be sent to the Retirement/Investments Committee.

The Retirement/Investments Committee will consult with vocational and medical experts in deciding the appeal for technical advice and opinions on claim appeals when appropriate.

The Retirement/Investments Committee will make a final claim determination within 45 days of its receipt of the request for an appeal of the initial denial. If the Retirement/Investments Committee needs additional information to process the appeal, it will notify the claimant or the claimant’s representative and request the information. While the Retirement/Investments Committee waits for the information, the 45-day period will be suspended.

When the information is received, the Retirement/Investments Committee has the remainder of the original 45-day period to process the appeal. In special circumstances, the Retirement/Investments Committee may extend the original 45-day period. The claimant will be notified in writing of the extension before the end of the original 45-day period. The period for processing the appeal may not exceed 90 days (not including the time the Retirement/Investments Committee waits for information it requests from the claimant).

12.5 Retirement/Investments Committee Procedures. The Retirement/Investments Committee shall adopt such charter or bylaws as it deems desirable. The Retirement/Investments Committee shall elect one of its members as chair person and shall elect a secretary who may, but need not, be a member of the Retirement/Investments Committee. The Retirement/Investments Committee shall advise the Trustee of such elections in writing. The Secretary of the Retirement/Investments Committee shall keep a record of all meetings.

12.6 Authorization of Payments. The Retirement/Investments Committee shall issue directions to the Trustee concerning all amounts which are to be paid from the Trust Fund pursuant to the provisions of the Plan. The Retirement/Investments Committee shall keep on file, in such manner, as it may deem convenient or proper, all reports from the Trustee.

12.7 Expenses. All expenses that shall arise in connection with the administration of the BIP, including but not limited to the compensation of the Trustee, administrative expenses, other expenses associated with the purchase and sale of stock in the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or Viacom Class B Stock Fund, or other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any enrolled actuary, accountant, counsel, specialist or other person who shall be employed by the Retirement/Investments Committee in connection with the administration of the BIP will be paid from forfeitures pursuant to Paragraph 10.3 and, to the extent expenses remain, they shall be paid by the Trustee from the Funds as directed by the Retirement/Investments Committee unless paid by the Company. Brokerage fees, transfer taxes and other expenses related to the investment or reinvestment of BIP assets (including investment management fees) allocated to the Funds (other than the Blockbuster Class A Stock Fund, the Blockbuster Class B Stock Fund, the Viacom Class A Stock Fund or the Viacom Class B Stock Fund) shall be paid out of the respective Funds.

12.8 Indemnity. The Company indemnifies and holds harmless any individual who serves as a member of the Retirement/Investments Committee, including past and present members, and any current or former Employee of the Employer from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under the Plan or Trust, or both, including all expenses reasonably incurred in such person’s defense, in case the Employer fails to provide such defense.

12.9 Reliance on Reports and Certificates. The Retirement/Investments Committee will be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any Trustee, accountant, controller, counsel or other person who is employed or engaged for such purposes.

ARTICLE XIII

AMENDMENT AND TERMINATION

13.1 Right to Amend or Terminate.

(a) Subject to any applicable provisions to the contrary in the Company’s governing documents, the Company reserves the right to modify, alter or amend this Plan or any Trust Agreement thereunder from time to time to any extent that it may deem advisable, with Plan amendments subject to the limitations of Code Section 411(d)(6), ERISA Section 204(g), or other applicable limitations under the Code or ERISA. The Company reserves the right, by action of its Board or its delegate, to terminate the BIP with respect to Participants herein. The Company reserves the right to execute any amendment deemed necessary or appropriate to terminate the Trust. No such amendment(s) shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment(s) shall have any retroactive effect so as to deprive any Participant of any benefit already accrued (including the timing and form of any optional payment forms), except that any amendment may be made retroactive that is necessary to bring the Plan into conformity with government regulations or policies in order to qualify or maintain qualification of the Plan under the appropriate section of the Code. No such amendment(s) shall have the effect of revesting in the Employer the whole or any part of the principal or income for purposes other than for the exclusive benefit of the Participants or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons.

(b) Any amendment of the Plan or Trust may be made by the adoption of a resolution by the Board or by such person or persons to whom such authority is delegated by the Board.

(c) Subject to the legal limitations in Paragraph 13.1(a), the Retirement/Investments Committee shall have concurrent authority to amend the Plan, but only to the extent that any such amendment: (i) is administrative in nature and has no material positive or negative cost implications to the Plan; or (ii) may be required or advisable in order to address a change in applicable law or ensure non-discriminatory administration of the Plan. The Retirement/Investments Committee shall have concurrent authority to amend the Trust Agreement.

(d) If any amendment changes the vesting provisions of Article X, any Participant with at least three years of Vesting Service may elect, by filing a written request with the Retirement/Investments Committee within sixty days after the Participant has received notice of such amendment, to have the Participant’s vested interest computed under the provisions of Article X as in effect immediately prior to such amendment.

13.2 Complete or Partial Termination. In the event of the complete or partial termination of the Plan, or the complete discontinuance of contributions thereto, the account balances of all affected Participants shall become fully vested. The account balance of each affected Participant shall continue to be held in Trust until a Participant is entitled to a distribution under the otherwise applicable terms of the Plan.

13.3 Distribution of Funds Upon Termination of the BIP. In the event of, and upon, an Employer’s termination of the BIP or permanent discontinuance of contributions other than by reason of being merged into, or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, the Trustee shall, as of and as promptly as shall be practicable after the Valuation Date next succeeding whichever shall occur first of (i) such Participant ceasing to be an Employee of an Employer or another Affiliated Company and (ii) the earliest date allowed by the IRS for distribution following the termination of the BIP, pay or distribute to such Participant or Beneficiary in the manner provided in Article XI hereof the amount to which such person is entitled.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Employment Relationships. Nothing contained herein will be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the rights of an Employer to discharge any Employee at any time.

14.2 Non-Alienation.

(a) Subject to Paragraph 14.3, and subject to and in accordance with applicable law, no amount payable under the BIP will be subject in any manner to anticipation, assignment, attachment, garnishment, or pledge, and any attempt to anticipate, assign, attach, garnish or pledge the same will be void, and no such amounts will be in any manner liable for or subject to the debts, liabilities, engagements, or torts of any Participant.

(b) A Participant’s Account under the Plan may be offset against an amount the Participant is ordered to pay to the Plan if (a) the order or requirement to pay arises (i) under a judgment of conviction for a crime involving the Plan, or (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, in connection with a violation (or alleged violation) of Part 4 of such subtitle by a fiduciary or any other person and (b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s Account.

14.3 Qualified Domestic Relations Order. Notwithstanding any other provisions of the BIP, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d)(3) of ERISA) is received by the Retirement/Investments Committee, the amount specified in such order shall be payable in accordance with such order and with Section 414(p) of the Code and Section 206(d)(3) of ERISA. The amount payable to the Participant and to any other person other than the payee entitled to any amounts under the order, shall be adjusted accordingly. Amounts payable under a qualified domestic relations order may be paid prior to the “earliest retirement age” as such term is defined in the Code and ERISA. The Retirement/Investments Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

14.4 Exclusive Benefit of Employees. No part of the corpus or income of the Fund will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

14.5 Merger, Consolidation or Transfer of Assets or Liabilities. There will be no merger or consolidation with, or transfer of any assets or liabilities to any other plan, unless each Participant will be entitled to receive an amount immediately after such merger, consolidation, or transfer as if the BIP were then terminated that is equal to the amount such person would have been entitled to immediately before such merger, consolidation, or transfer as if the BIP had been terminated.

14.6 Appointments of Trustee. The Trustee is appointed by the Retirement/Investments Committee with such powers as to investment, reinvestment, control and disbursement of the Fund as are set forth in the Trust Agreement, as modified from time to time. The Retirement/Investments Committee may remove the Trustee at any time on the notice required by the terms of such Trust Agreement, and, upon such removal or upon the resignation of any such Trustee, the Retirement/Investments Committee will designate a successor Trustee.

14.7 Voting Rights.

(a) Pass-Through Voting. All shares of Company Stock held by the Trust shall be voted by the Trustee in accordance with instructions received from the Retirement/Investments Committee. Each Participant or Beneficiary shall be entitled to direct the Retirement/Investments Committee as to the manner in which shares of Company Stock then allocated to their respective Accounts shall be voted. Except as may otherwise be required by ERISA, a Participant or Beneficiary who does not give instructions to the Retirement/Investments Committee shall be treated as having instructed the Retirement/Investments Committee not to vote such shares, and the Retirement/Investments Committee shall direct the Trustee accordingly.

(b) Information to Participants. The Retirement/Investments Committee shall provide each Participant or Beneficiary who is entitled to direct the Retirement/Investments Committee as to the manner in which shares of Company Stock will be voted with the proxy statement and other materials provided to the Company’s shareholders in connection with each shareholder meeting, together with a form upon which the Participant or Beneficiary shall have the right to give confidential voting directions to the Retirement/Investments Committee. If proxies are solicited by a person other than the Company, the Retirement/Investments Committee shall deliver to the Trustee a list of the names and addresses of the Participants or Beneficiaries showing the number of shares of Company Stock allocated to each Participant’s Account and shall date and certify the accuracy of such information; and the Trustee shall provide each Participant or Beneficiary with the proxy statement and other materials prepared by such other person. Each Participant or Beneficiary shall be informed that if such person fails to return the voting instruction form, the shares subject to such voting instruction form will not be voted. Each Participant or Beneficiary shall also be informed that such person’s voting directions will be confidential. The Trustee shall have the right to require payment in advance by any person soliciting proxies of all reasonably anticipated expenses associated with the distribution of information to and the processing of instructions received from Participants or Beneficiaries.

(c) No Recommendations. Neither the Retirement/Investments Committee nor the Trustee shall express any opinion or give any advice or recommendation to any Participant or Beneficiary concerning the matters subject to vote, and the Retirement/Investments Committee and the Trustee shall have no authority or responsibility to do so.

(d) Confidentiality. Neither the Retirement/Investments Committee nor the Trustee shall reveal or release any individual Participant or Beneficiary voting instructions to the Company or its officers, directors, Employees or representatives. The Trustee shall, however, inform the Company, at its request, of the number of shares of Company Stock for which voting instructions have been received at a given point in time and the manner in which such shares will be voted when the votes are cast by the Trustee. The Company shall honor the confidentiality of the Participant or Beneficiary voting instructions.

(e) Participant As Named Fiduciary. Each Participant or Beneficiary shall be a named fiduciary of the Plan for the purpose of providing directions as to the voting of shares of Company Stock pursuant to this paragraph.

14.8 Tender Rights.

(a) Tender Rights. In the event that there should be a tender or exchange offer for Company Stock, the Trustee shall respond to such offer only in accordance with the provisions of this paragraph. Each Participant or Beneficiary shall be entitled to direct the Retirement/Investments Committee as to the manner in which it should instruct the Trustee to respond to such offer with respect to shares of Company Stock then allocated to such person’s Account. Except as may otherwise be required by ERISA, a Participant or Beneficiary who does not give directions to the Retirement/Investments Committee shall be treated as having directed the Retirement/Investments Committee to instruct the Trustee not to tender, and the Retirement/Investments Committee shall direct the Trustee accordingly.

(b) Information to Participants. The Retirement/Investments Committee shall provide each Participant or Beneficiary who is entitled to provide directions with the description of the terms and conditions of the offer and other materials provided to Company shareholders in connection with the offer, together with a form upon which the Participant or Beneficiary shall have the right to provide confidential directions to the Retirement/Investments Committee as to the manner in which to instruct the Trustee to respond to such offer. Each Participant or Beneficiary shall be informed that if such person fails to return the tender instruction form, the shares whose tender such person is entitled to direct will not be tendered. Each Participant or Beneficiary shall also be informed that such person’s tender directions will be confidential.

(c) Expenses. The Retirement/Investments Committee and the Trustee shall have the right to require payment in advance by the person making the tender offer of all reasonably anticipated expenses associated with the distribution of information to and the processing of instructions received from the Participants or Beneficiaries.

(d) No Recommendations. Neither the Retirement/Investments Committee nor the Trustee shall express any opinion or give any advice or recommendation to any Participant or Beneficiary concerning the tender offer, and neither the Retirement/Investments Committee nor the Trustee shall have no authority or responsibility to do so.

(e) Confidentiality. Neither the Retirement/Investments Committee nor the Trustee shall reveal or release any individual Participant or Beneficiary tender instructions to the Company or its officers, directors, Employees or representatives. The Trustee shall, however, inform the Company, at its request, of the number of shares of Company Stock for which tender instructions have been received at a given point in time and whether such shares will be tendered by the Trustee. The Company shall honor the confidentiality of the Participant or Beneficiary tender directions.

(f) Participant As Named Fiduciary. Each Participant or Beneficiary shall be a named fiduciary of the Plan for the purpose of providing directions as to the manner of responding to a tender or exchange offer for shares of Company Stock pursuant to this Paragraph.

(g) Order of Tender. If fewer than all of the shares of Company Stock allocated to the Participant’s Accounts are accepted in a tender or exchange offer, the shares submitted for tender shall be withdrawn from the Participant’s Accounts in the following order of priority: Rollover Contributions, After-Tax Contributions, Salary Reduction Contributions, Company Matching Contributions, Blockbuster Employer Matching Contributions, Safe Harbor Matching Contributions, and Qualified Non-Elective Contributions.

14.9 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any amounts hereunder is a minor or is deemed by the Retirement/Investments Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such amounts, they will be paid to such persons as the Retirement/Investments Committee shall designate or to the duly appointed guardian.

14.10 Employee’s Records. Each of the Employers and the Retirement/Investments Committee shall respectively keep such records, and each of the Employers and the Retirement/Investments Committee shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the BIP and the Trust Agreement, including, without in any manner limiting the foregoing, records and information with respect to the employment date, date of participation in the BIP and Compensation and Earnings of Employees, elections by Participants and their Beneficiaries and consents granted and determinations made under BIP and the Trust Agreement. Neither any of the Employers nor the Retirement/Investments Committee shall be required to duplicate any records kept by the other. Each Participant shall cooperate with the Retirement/Investments Committee to administer the BIP in the manner herein and in the Trust Agreement provided.

14.11 Titles and Headings. The titles to sections and headings or paragraphs of the BIP are for convenience of reference and, in case of any conflict, the text of the BIP, rather than such titles and headings, shall control.

14.12 Notices. Electronic notice is permitted under this Plan to disseminate employee benefit notices, elections and consents to the extent authorized by statutes, regulations or guidance promulgated by the IRS, Department of Labor or the Securities and Exchange Commission.

14.13 Use of Masculine and Feminine; Singular and Plural. Wherever used herein, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

14.14 Governing Law. To the extent that Texas law has not been preempted by the provisions of ERISA, the provisions of the BIP will be construed in accordance with the laws of the State of Texas.

ARTICLE XV

ANNUAL ADDITION LIMITATIONS

15.1 Limitation on Annual Additions.

(a) Basic Limitations. Except to the extent that this Plan permits catch-up contributions under Code Section 414(v), and subject to other limitations imposed by law and this Plan, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of:

(i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii) 100% of the Participant’s annual Earnings.

(b) Definition of Employer. For purposes of this Paragraph, the term “Employer” shall include any Affiliated Company, as defined in Paragraph 2.4 hereof and as modified by Section 415(h) of the Code.

(c) Excess Annual Additions Precluded. Prior to the allocation of contributions in any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any Participant. In the event there would be such an excess, the Annual Additions to the BIP shall be adjusted by reducing Participant and Employer contributions in such amounts as are determined by the Retirement/Investments Committee and in such order as is elected by the Participant with the consent of the Retirement/Investments Committee, but only to the extent necessary to satisfy such limitations.

(d) Disposal of Excess Annual Additions. In the event that, notwithstanding Subparagraph (c), the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of a reasonable error in estimating the Participant’s Earnings, the allocation of forfeitures, or a reasonable error in determining the amount of Salary Reduction Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, such excess amounts shall not be deemed Annual Additions in that limitation year to the extent corrected hereunder. First, Salary Reduction Contributions and After-Tax Contributions (together with investment earnings thereon) shall be returned to each affected Participant to the extent that such distribution would reduce the excess amounts in the Participant’s Accounts. To the extent excess amounts remain after any such distributions, such excess amounts shall be utilized to reduce Matching Employer Contributions on behalf of the Participant for the next succeeding Plan Year, and succeeding Plan Years, as necessary. If the Participant is not covered by the BIP at the end of any such succeeding Plan Year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce Matching Employer Contributions for Participants in that Plan Year, and succeeding Plan Years, if necessary. The amount in such suspense account shall be credited to the Accounts of Participants in the manner provided in Paragraph 5.9.

ARTICLE XVI

TOP-HEAVY PLAN

16.1 General Rule. The BIP shall meet the requirements of this Article XVI in the event that the BIP is or becomes a Top-Heavy Plan. Notwithstanding the foregoing, the top-heavy requirements of Code Section 416 and this Article 16 shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.

16.2 Top-Heavy Plan.

(a) Test for Top-Heaviness. Subject to the aggregation rules set forth in subparagraph (b), the BIP shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Account Balances of all Key Employees exceeds sixty percent (60%) of the value of the cumulative Account Balances of all of the Employees as of such Determination Date. For this purpose, the present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account

(b) Aggregation and Coordination With Other Plans. For purposes of determining whether the BIP is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XVI, the BIP shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, the BIP shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, the BIP shall not be a Top-Heavy Plan.

16.3 Definitions. For the purpose of determining whether the BIP is Top-Heavy, the following definitions shall be applicable:

(a) Determination and Valuation Dates. The term “Determination Date” shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual’s Account Balance shall be determined as of the Valuation Date next preceding the Determination Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date. If the highest rate allocated to a Key Employee for a Plan Year in which the Plan is Top-Heavy is less than three percent (3%), amounts contributed as a result of a Salary Reduction Contributions must be included in determining contributions made on behalf of such Key Employees.

(b) Key Employee. The term “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(c) Non-Key Employee. The term “Non-Key Employee” shall mean any Employee who is a Participant and who is not a Key Employee.

(d) Beneficiary. Whenever the term “Key Employee”, “former Key Employee”, or “Non-Key Employee” is used herein, it includes the Beneficiary or Beneficiaries of such individual.

(e) Required Aggregation Group. The term “Required Aggregation Group” shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer that enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

(f) Permissive Aggregation Group. The term “Permissive Aggregation Group” shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

16.4 Requirements Applicable if BIP is Top-Heavy. In the event the BIP is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

(a) Minimum Allocation.

(i) In the case of a Non-Key Employee who is covered under the BIP but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the BIP is Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code. The Minimum Allocation shall be made for a Non-Key Employee for each Plan Year in which the BIP is Top-Heavy, even if the Non-Key Employee has not completed a Year of Service in such Plan Year or if the Non-Key Employee has declined to elect to have Salary Reduction Contributions made on the Participant’s behalf.

An Employee shall receive such a minimum allocation for each Plan Year in which the Plan is Top-Heavy, regardless of the Employee’s level of compensation, even if the Employee has not completed a Year of Service in such Plan Year and even if the Employee has not separated from service at the end of such Plan Year. Matching Employer Contributions allocated to Key Employees shall be treated as Employer contributions for purposes of determining the minimum allocation.

Matching Employer Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Employer Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Employer Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

(ii) A Non-Key Employee who is covered under the BIP and under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under the BIP but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

(b) Top-Heavy Vesting Schedule.

(i) A Non-Key Employee is at all times one hundred percent (100%) vested in the full value of such person’s Account attributable to Salary Reduction Contributions, After-Tax Contributions, and Rollover Contributions.

(ii) Fewer than Two Years of Vesting Service. A Non-Key Employee whose employment is terminated prior to age sixty-five (65) and prior to the completion of two (2) or more full Years of Vesting Service shall not be entitled to any Matching Employer Contributions under the BIP.

(iii) Two or More Years of Vesting Service. A Non-Key Employee whose employment is terminated after age sixty-five (65) or after the completion of two (2) or more full Years of Vesting Service shall be one hundred percent (100%) vested in the full value of such person’s Account attributable to Matching Employer Contributions under the BIP.

Notwithstanding the foregoing provisions of this Paragraph 16.4(b), at any time the BIP is a Top-Heavy plan, in no event will a Participant’s vested percentage interest in the portion of the Participant’s Account attributable to Matching Employer Contributions be less than the Participant’s vested percentage interest determined under Paragraph 10.2.

(c) Limitations on Annual Additions and Benefits. For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code for Plan Years beginning before January 1, 2000, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0.

IN WITNESS WHEREOF, this Plan has been executed this 11th day of October, 2005.

BLOCKBUSTER INC.

By:	/s/ Dan Satterthwaite
Name:	Dan Satterthwaite
Title:	SVP HR & Administration

APPENDIX A

INVESTMENT FUNDS

AS OF JANUARY 1, 2006

Putnam Stable Value Fund

Putnam Income Fund

PIMCO Total Return Fund

Vanguard LifeStrategy Moderate Growth Fund

The George Putnam Fund of Boston

Vanguard Total Stock Market Index Fund

Putnam S&P 500 Index Fund

Vanguard Growth and Income Fund

The Putnam Equity Income Fund

Vanguard WindsorTM II Fund

Putnam Investors Fund

Vanguard Morgan Growth Fund

Putnam Voyager Fund

Dimensional Fund Advisors U.S. Small Cap Fund

EuroPacific Growth Fund

Viacom Class A Stock Fund (frozen to new contributions and transfers)

Viacom Class B Stock Fund

Blockbuster Class A Stock Fund

Blockbuster Class B Stock Fund